Exhibit 10.1

LICENSE, DEVELOPMENT AND DISTRIBUTION AGREEMENT

This Agreement is made as of March 9,  2018 (“Effective Date”)

by and among

QIAGEN LLC,

a  California limited liability company with its principal place of business at

19300 Germantown Road, Germantown, MD 20874

(“QIAGEN”)

and

Natera, Inc.,

a  Delaware corporation with its principal place of business at

201 Industrial Road, San Carlos, CA 94070

(“Natera”)

RECITALS

WHEREAS, QIAGEN and Natera [*] to develop versions of Natera’s proprietary diagnostic assays in a format that is compatible with QIAGEN’s Sequencing System (defined in Section 1 below); and

WHEREAS, QIAGEN and Natera [*] an in vitro diagnostic kit version of [*] (as defined below) to run on QIAGEN’s proprietary GeneReader®  [*] (or any other brand name chosen by QIAGEN) sequencing platform, and the Parties now wish to agree upon the terms and conditions by which QIAGEN will complete development, obtain regulatory approval, manufacture, distribute and commercialize [*] (as defined below);

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the Parties covenant and agree as follows:

1.         DEFINITIONS

1.1       “Affiliate”  means any Person that controls or is controlled by or under common control with another Person, with the term “control” meaning ownership, directly or indirectly, of fifty percent (50%) or more of the common stock, general partnership interests, membership interests or similar equity ownership interest of another Person.

1.2        “Applicable Laws” has the meaning set forth in Section 8.2.

1.3        “Change of Control” means (i) the sale or disposition to a third party of all or substantially all of the assets of such Party; or (ii) the acquisition by any Person, with respect to a Party, of beneficial ownership of securities of the Party representing more than fifty percent of the common stock of such Party.

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1.4        “[*] Technical Performance Standard” means the Product having been validated to meet, and then continuously meeting thereafter, the [*] performance metrics detailed on Exhibit A.

1.5        “COGs Based on Sequencer Performance” means Natera’s costs associated with generating a [*] [*] in Natera’s or its Affiliate’s CLIA laboratory for the components of COGs detailed on Exhibit B.

1.6        “Commercial Launch” means the first sale of the Product by QIAGEN or its Affiliate for a commercial purpose (i.e., revenue) to a third party in the Territory.  For the sake of clarity, Commercial Launch excludes prototype purchases, customer evaluations prior to launch, and units distributed for use in clinical trials and includes a sale of an [*] to a Laboratory Licensee as permitted under Section 6.11.

1.7        “Commercially Reasonable Efforts” means, with respect to QIAGEN or Natera as the context requires,  efforts consistent with its past practices related to research and development, regulatory approval, commercialization, sales and marketing of similar products with similar market potential at a similar stage in its development.

1.8        “Commercial Year” means each twelve (12) month period during the Term, starting with the twelve (12) month period beginning on the date of Commercial Launch.

1.9        “Confidential Information” means information pertaining to the subject matter of this Agreement or otherwise disclosed by a Party pursuant to this Agreement which is disclosed by a Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in whatever form or media, and is marked as confidential, or similar legend, at the time of disclosure or by oral disclosure reduced to a writing in English or which a reasonable person would understand to be confidential given the content of the information and the context of the disclosure; provided, that information shall not be deemed “Confidential Information” if such information (a) is or becomes generally known to the public through no fault of the Receiving Party, (b) is received by the Receiving Party from a source having the right to disclose such information and without being subject to a corresponding obligation of confidentiality, (c) is known by the Receiving Party prior to disclosure of such information without any confidentiality obligation owed to the Disclosing Party, or (d) is independently developed by the Receiving Party without use of or reference to the Disclosing Party’s Confidential Information.  For clarification, the existence and terms of this Agreement shall be considered the Confidential Information of both Parties pursuant to Section 11.1.

1.10      “Cost Performance Standard” means that Natera’s COGs Based on Sequencer Performance to run [*] on the Sequencing System in Natera’s CLIA laboratory is equal to or less than Natera’s [*] to run [*] on [*] with [*] run on the Sequencing System having [*] than all [*] on all of the following measures: [*].  For [*], equal or better performance means a [*] of no more than [*] longer than the [*], to be achieved no later than [*] (or [*] in the event that QIAGEN has exercised its option to extend the Commercial Launch date pursuant to Section 1.12).  The method of calculating the Cost Performance Standard is further described in Exhibit B.

1.11      “Current [*] Uses” means use of an [*] for the screening for: [*] and (c) the following [*]

1.12      “Exclusivity Performance Standards” means QIAGEN achieving the following: (a) submitting a [*] for the Product, consistent with QIAGEN’s practices and policies,  by [*]; (b)

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satisfying the Exclusivity Technical Performance Standard by [*] and then continuing to satisfy the Exclusivity Technical Performance Standard thereafter, provided that if QIAGEN does not meet the Exclusivity Technical Performance Standard by [*], QIAGEN shall have a grace period until [*] to meet it before QIAGEN may be deemed noncompliant with the Exclusivity Performance Standards; (c) Commercial Launch by [*];  (d) IVD Launch by [*];  (e) Net Sales for each Commercial Year equal to or greater than the Sales Target for that Commercial Year; and (f) use of diligent efforts to achieve (i) Commercial Launch under design control at the earliest possible date,  and (ii) the Estimated Sales Targets, provided that Natera has [*] upon QIAGEN’s request.  At Natera’s election, QIAGEN’s achievement of subclause (f) of this definition will be assessed by a mutually-agreed neutral third-party mediator with industry expertise, which assessment shall be binding on this issue.  Natera shall pay the costs of such assessment, except that, in the case of (f)(i), if the third-party mediator agrees that QIAGEN has not used diligent efforts, QIAGEN shall reimburse Natera.  The Parties anticipate that the cost of such third-party mediator shall not exceed [*] to conduct the assessment contemplated in this definition.  The Parties shall meet and discuss in good faith ways to accelerate the Commercial Launch date contemplated in subclause (c) of this definition.  If Commercial Launch has not occurred by [*], QIAGEN may extend the required Commercial Launch date under clause (c) of this definition until [*] by paying Natera $[*] in the form of a credit against Prepaid Royalties.

1.13     “Exclusivity Technical Performance Standard” means the Product having been validated to meet, and then continuously meeting thereafter, the metrics detailed on Exhibit J.

1.14      “GeneReader® [*] [*] Kit”  or “[*] Kit”  means an  in vitro diagnostic assay (e.g., RUO) or IVD (e.g., [*]-approved kit) consisting of all reagents provided by QIAGEN that are necessary to perform the [*] [*] adapted for use with the Sequencing System.

1.15      “GeneReader®  [*] Sequencer” or “Sequencer” means the proprietary automated sequencing instrument manufactured by or on behalf of QIAGEN (which may be branded in QIAGEN’s sole discretion).

1.16      “GeneReader®  [*] Sequencing System” or “Sequencing System” means the Sequencer, QIAGEN’s QIAsymphony® SP/AS, QIAGEN’s GeneRead® PowerStation, and Software, as well as library preparation and sequencing reagents, consumables, and accessories necessary to run an NGS application from sample preparation to clinical report.

1.17      “Improvements” means any upgrades or improvements that Natera makes during the Term to the [*], as applicable.

1.18      “Intellectual Property Rights” means rights in or to trade secrets, patents and patent applications, and all continuations, continuations-in-part, divisions, renewals, extensions, design patents, copyrights, trademarks, trade names, trade dress, and all applications and registrations and the rights to register and renew any of the aforesaid rights.

1.19      “Intended Use” means the objective intent of the Product used to test a patient sample and report such patient’s clinical [*] result as set forth in the Product’s package insert under the Regulatory Approval in the [*].

1.20      “Inventions” means inventions, discoveries, improvements, modifications, derivations, information, know-how and the like made by a Party (individually or jointly with

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others) arising out of the Parties’ performance of activities under  a  Project Plan or developed using Confidential Information disclosed by the other Party.

1.21      “IVD” or “In Vitro Diagnostic” means a medical device, whether used alone or in combination, intended by the manufacturer for the in-vitro examination of specimens derived from the human body solely or principally to provide information for diagnostic, monitoring or compatibility purposes, which requires Regulatory Approval prior to commercial use, excluding approval required under the Clinical Laboratory Improvement Amendments ("CLIA“). This includes reagents, calibrators, control materials, specimen receptacles, software, and related instruments or apparatus or other articles.

1.22      “IVD Launch” means the first commercial sale of the Product in the [*] pursuant to a Regulatory Approval of the Product as an IVD in the [*].

1.23      “IVD Launch Period” means the [*] period that begins on the date of IVD Launch.

1.24       [*]” means the [*]in the amount of up to [*] that may be established by the Parties pursuant to[*], by the[*] [*] by each Party as provided in [*]that would be[*](as defined in [*]in accordance with [*]from the [*]shall in no event be used to [*]for any [*]or other [*]paid to a [*]whether pursuant to a [*]or other arrangement.

1.25     “Laboratory License”  is defined in Section 6.11.

1.26     “Licensed Technology” means the patents and patent applications that claim or cover aspects of [*] [*] that are necessary for the making, using or selling of the Product, in each case to the extent owned or controlled by Natera [*].

1.27      “Natera Competitors” means the companies listed on Exhibit C, which Exhibit may be updated by Natera with written notice to QIAGEN, acting reasonably, on a regular basis.

1.28      “Net Sales” means the gross amounts invoiced for a Product during the Term by QIAGEN or its Affiliates to a third party in an arm’s length transaction, less: (a) rebates, trade allowances, adjustments, samples, patient assistance programs, credits or discounts actually granted; (b) allowances or credits actually granted for recalled, rejected, damaged, outdated or returned Products; (c) tariffs, duties, statutory or contractual rebates paid to any governmental entity and similar governmental charges actually paid; (d) insurance against casualty loss and freight costs actually paid; (e) prorated fees, commissions or rebates lawfully paid pursuant to contracts with group purchasing organizations; (f) sales taxes, excise taxes, value-added taxes, inventory turn-over taxes and similar taxes; (g) transportation, importation, shipping, insurance and other handling expenses related to the sale of Product; or (h) chargebacks granted to wholesalers or their customers.

For clarification, amounts invoiced for a Product, regardless of how the transaction is structured, shall include but not be limited to the [*]of: (i) [*]  ([*])  of the Product or [*], whether [*]; (ii) any amounts received for [*]any sales and [*](whether for the [*] or other [*]sold in [*]the Product; and (iv) any [*]as compensation for a [*]

For clarification, the Parties agree that either the sale of an [*] to a customer or the sale of a Sequencer or Sequencing System to a customer that has purchased or purchases [*], is the key triggering event upon which all Running Royalty payments are intended to be based.  The [*] of

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the items described in sub-clauses (i) through (iv) of the immediately preceding paragraph shall take into account: [*].  Before the end of [*],  [*] of the [*] requirement contained in the immediately preceding paragraph in the context of [*] and shall memorialize their mutual good faith understanding of such [*] in Exhibit K.  In the event that the Parties are unable to agree on appropriate application of the [*] requirement for the various sale scenarios discussed for Exhibit K, the dispute shall be submitted to a neutral third-party mediator with industry expertise who will determine commercially reasonable application of the [*]” requirement for the various sale scenarios, which shall be binding and added as Exhibit K.  The Parties shall equally share the costs of such third-party mediator.  The deadline for QIAGEN’s Payment Reports and Running Royalty payments under Section 7.3.3 shall be reviewed prior to launch to enable QIAGEN to comply with the requirements of this paragraph using Best Efforts.

In the event that any amount invoiced remains uncollected more than [*] [*] following the date of invoice, notwithstanding QIAGEN’s Commercially Reasonable Efforts to collect, shall be deemed uncollectible and shall be applied as a deduction against the Net Sales as calculated in the next reporting period.

Where the Product is sold in combination with one or more other products and/or services, including without limitation, other diagnostic test kits, instrumentation other than the Sequencing System, or consumables, or analysis services (each a “Combination Product,” and such other products and services bundled with the Product collectively, “Bundled Components”), the Net Sales for the Product attributable to such sale for purposes of determining the royalty payable shall be calculated by multiplying the aggregate Net Sales of such Combination Product (i.e. the Product together with all Bundled Components) by the fraction A/(A+B), where A is the fair market value of the Product sold separately, and B is the sum of the fair market value of each of the Bundled Components sold separately.  Such fair market values shall be determined by reference to the actual sale price of each of the products and services where sold separately, wherever possible, or where not separately-sold, then by a reasonable valuation method agreed to by QIAGEN and Natera acting reasonably and in good faith.  The foregoing approach to determining Net Sales of Product sold in a Combination Product shall be applied on a country-by-country basis for any Combination Product.

If a sale of a Product is made to a distributor or joint venturer, the amount actually invoiced for such a sale shall be multiplied by 1.2 for purposes of calculating Net Sales under this Agreement and such invoiced amount shall include a fairly-apportioned amount of any Sequencers or Sequencing Systems sold to such distributor or joint venturer.

1.29      “NIPT” means a non-invasive prenatal screening test .

1.30     “[*] Interpretive Algorithm” means Natera’s proprietary interpretative algorithm for use with [*], with the features, functionality and performance [*], as well as any Improvements that [*] and that QIAGEN decides to include in the Product pursuant to Section 4.3.1, for interpreting the raw sequencing data that results from running the Sequencer in conjunction with the [*] to support an [*] call on a sample run with the [*] and the Sequencer.  For the avoidance of doubt, the [*] Interpretive Algorithm and all related data, information, notes, source code, copies, and backups, shall be considered the Confidential Information of Natera.

1.31      “[*] NIPT” means [*], with the features, functionality and performance [*],  as well as any Improvements that [*] and that QIAGEN decides to include in the Product pursuant to

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Section 4.3.1,  which the Parties are further developing for compatibility with the GeneReader®  [*] Sequencing System pursuant to the [*].

1.32      “Party” or “Parties” means each of QIAGEN and Natera individually or collectively.

1.33      “Person” means any natural person and any corporation, limited liability company, partnership or other entity.

1.34      “Price and Reimbursement Approvals” means the approval of the price and the reimbursement category (where relevant) for the Product as established from time to time by the relevant Regulatory Authority in the Territory.

1.35      “Product” means (i) the [*] or (ii) the Sequencing System or Sequencer sold for or together with [*], along with access to the [*] Interpretive Algorithm and manufactured, marketed and sold by QIAGEN and/or its Affiliates.  If a [*] [*] as part of a [*],  [*]of the [*]shall be factored into the amounts invoiced for the [*] for purposes of calculating Net Sales.  For clarification, the Parties acknowledge that if [*] [*]to a customer’s [*] [*] during the term of such [*]amount of such [*] will be considered part of Net Sales.

1.36      “Project Plan” means the project plan for the development of the [*] attached hereto as Exhibit D. Any amended or new Project Plan shall be negotiated in good faith and agreed upon in writing by authorized representatives of both Parties, and, once so agreed, shall be governed by the terms and conditions of this Agreement.  To the extent that there is any conflict between the terms of this Agreement and a Project Plan, this Agreement shall control.  To the extent there is any conflict between the terms of the Project Plan and the [*], including without limitation, matters relating to development timelines, the Project Plan shall control with respect to this Agreement but not the [*].

1.37      “Regulatory Approval” means, for the Territory, those authorizations by the appropriate Regulatory Authority(ies) required for the manufacture, importation, marketing or sale of the Product in the Territory, including, without limitation, Price and Reimbursement Approvals.

1.38      “Regulatory Authority” means any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in the Territory, with authority over (a) the distribution, importation, manufacture, production, use, storage, transport, clinical testing or sale of the Product, or (b) setting the price and/or reimbursement for the Product.

1.39      “Sales Target” means an annual Net Sales target for the Product for each Commercial Year established [*] made in good faith prior to each Commercial Year.  The first annual Sales Target will be established [*] prior to Commercial Launch. In the event that [*], the dispute shall be submitted to a neutral third-party mediator with industry expertise who will assess the market and determine [*] on the basis of such assessment and assuming that [*], which assessment shall be binding on this issue.  The Parties have estimated anticipated revenue over the course of the Term as shown on Exhibit E (the “Estimated Sales Targets”), which is a good faith estimate only and shall not be binding.

1.40      “Software” means, to the extent owned, used, controlled, marketed, designed, sold, licensed by, supported, maintained or under development or design by or on behalf of

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QIAGEN or licensed to or with respect to which rights are granted to QIAGEN, in whole or in part, any and all computer programs, operating systems, applications, firmware, middleware, or software of any nature, including all object code, source code, comment code, algorithms, tools, build, underlying components thereof, menu structures and arrangements, icons, operational instructions, scripts, commands, syntax, screen designs, reports, designs, concepts, technical manuals, test scripts, user manuals and other documentation therefor, that are either embedded or installed on the GeneReader®  [*] Sequencer or necessary or useful to operate the GeneReader®  [*] Sequencer and the GeneReader®  [*] System.

1.41      “[*]” means the [*].

1.42      “System IVD” means an integrated IVD that includes, in one application for Regulatory Approval, the combination of a sequencing device, software and reagents for [*].

1.43      “Termination Interest Rate” means the prime interest rate reported in the Wall Street Journal for the effective date of any termination of this Agreement pursuant to Article 14, or, if lower, the maximum rate permitted by law, but in no event more than [*] per year, and applied from the Effective Date until the effective date of termination.

1.44     “Territory” means  the [*], and such other country(ies) that may be added by mutual agreement of the Parties and evidenced by a written addendum to this Agreement. [*] may be added to the Territory as described in Section 2.7.

1.45     “Test” means the use of the Product to generate and report one (1) patient result for [*]).

2.         APPOINTMENT/LICENSE GRANT

2.1       QIAGEN Appointment.  Natera hereby appoints QIAGEN, and QIAGEN hereby accepts, during the Term and subject to the terms and conditions set forth in this Agreement, as the exclusive commercial distributor of the Product in the Territory. QIAGEN may distribute the Product through its Affiliates, distributors, and joint ventures, subject to Section 2.2.2 and provided that QIAGEN shall remain primarily responsible for the acts and omissions of its Affiliates,  distributors, and joint ventures.

2.2       License Grant.

2.2.1    License.  Subject to the terms and conditions of this Agreement, Natera hereby grants QIAGEN a royalty-bearing, sublicensable (solely pursuant to Section 2.2.2),  license under Natera’s interest in the Licensed Technology to make, have made, use, develop, sell, offer for sale, export and import the Product for [*] in the Territory during the Term of this Agreement (“Technology License”).  For clarity, the Technology License includes any right necessary for QIAGEN customers to perform the [*] of the Product.  In addition, if the Term expires on the Expiration Date, any QIAGEN customers that are then active purchasers of NIPT Kits as of the Expiration Date, may continue to purchase and run the Product as it exists as of the Expiration Date for the [*] until [*] after the Expiration Date.  The prior sentence does not otherwise extend the Technology License or otherwise increase or extend any of QIAGEN’s other rights or Natera’s obligations under this Agreement.

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2.2.2    Permitted Sublicenses.  The Technology License granted to QIAGEN includes the right to sublicense solely to (a) [*] for the purpose of developing and commercializing the Product in the Territory;  (b) [*],  that are not Natera Competitors,  solely for the purpose of commercializing the Product in the Territory; provided that any such sublicense shall not be further sublicensable and does not include any Intellectual Property Rights under the Licensed Technology,  except as necessary to resell the Product or for [*] that is not a Natera Competitor solely to perform [*] for QIAGEN;  and (c) Laboratory Licensees in accordance with Section 6.11. QIAGEN hereby assumes responsibility for ensuring that its sublicensed  [*],  and Laboratory Licensees (collectively, QIAGEN’s “Permitted Representatives”) are subject to the terms and conditions of this Agreement applicable to the Technology License granted hereunder, including all applicable obligations of QIAGEN.  QIAGEN shall not be relieved of any of its obligations under this Agreement as a consequence of such sublicenses to its Permitted Representatives and accordingly shall remain responsible and liable for the activities of its Permitted Representatives and their compliance with the foregoing requirements.

2.3       Exclusions.  Except as provided in Sections 2.1 and 2.2, QIAGEN shall not sublicense, sell, assign, convey or transfer its rights or interests related to the Technology License or the Product, or otherwise permit use of the Product or any of Natera’s Licensed Technology by or for any third party for any other purpose whatsoever.

2.4       No Implied Licenses.  Neither Party shall be deemed by estoppel, implication or other to have granted the other Party any license or other right to any intellectual property of such Party other than the licenses expressly granted in this Agreement and all rights not expressly granted in this Agreement are expressly reserved.

2.5       Sales of Product by Customers.  QIAGEN shall publish standard terms on its web site that expressly prohibit re-sale of the Product by customers, inside or outside the Territory.

2.6       Clarification of Scope.  For clarity, the commercial distribution rights for the Product in the Territory, and scope of the licenses granted under Section 2.2, are limited to the Product and Laboratory Licenses, and [*] is subject to the [*] in this Agreement.  QIAGEN acknowledges and agrees that Natera shall at all times retain the right to:  (i) perform [*] [*], including on the Sequencing System, as part of its laboratory developed test (“LDT”) offerings in laboratories owned by Natera and its Affiliates,  and (ii) subject to fulfilling the obligations in Section 4.1, below, develop and commercialize an [*] for use on a different sequencing system (i.e. other than QIAGEN’s Gene Reader®  [*] Sequencer) as an LDT or subject to Section 3.1.2,  as an IVD and to partner with one or more third parties in connection therewith.

2.7       Additional Territories and Products.

2.7.1    [*].  QIAGEN may, upon written notification to Natera,  add [*] to the Territory; provided that Article 3 of this Agreement shall not apply to [*].

(a)        If Natera does not provide written consent to developing the Product in [*], QIAGEN shall be responsible for all costs associated with development and Regulatory Approval of the Product for commercialization in [*].  In such event, (1) Natera shall assist QIAGEN in good faith with those efforts, at QIAGEN’s expense; and (2) QIAGEN shall be entitled to offset [*] of its costs in seeking Regulatory Approval of the Product in [*] from the Running Royalties for Net Sales in [*].

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(b)        If Natera provides written consent to developing the Product in [*],the Parties will agree to a Project Plan for [*] (the “[*] Project Plan”), and each Party will be responsible for the costs and expenses of its own activities as allocated in the [*] Project Plan.  In such event, QIAGEN shall use diligent efforts to pursue the development and Regulatory Approval of the Product for commercialization in [*] as provided in the [*] Project Plan.

2.7.2    Other Countries.  The Parties shall in good faith discuss the possibility and their interest in developing and commercializing the Product in additional countries outside of the Territory and shall add such countries to the Territory, to the extent and pursuant to terms agreed by the Parties.

2.7.3    [*].  The Parties shall in good faith discuss the possibility and their interest in [*] on the [*] and [*] of [*] on the [*] and shall [*] to this Agreement, to the extent and pursuant to terms agreed by the Parties.

3.         LIMITED EXCLUSIVITY

3.1       Exclusive License Period.

3.1.1    The license granted in Section 2.2.1,  shall be exclusive with respect to [*] in each jurisdiction within the Territory from the Effective Date until the earlier of: (A) [*] after [*] of the Product as an [*] in the applicable jurisdiction; and (B) [*] following the Effective Date (the “Exclusive License Period”).

3.1.2    During the Exclusive License Period, Natera shall not, directly or indirectly, file for Regulatory Approval of, manufacture, market, sell or promote, alone or in partnership with any third parties, [*] in the Territory.  For the avoidance of doubt, the restriction in the prior sentence shall not restrict Natera from: (A) [*]of an [*]for an [*] that references the [*]of a third party [*] [*] [*]”); or (B) [*] [*] [*]provided that Natera shall not [*].  Natera shall not at any time use or disclose QIAGEN’s design history file or technical files relating to the Product for any purpose other than performing its obligations under this Agreement (without derogating any rights in any other agreements between the Parties).

3.1.3    Other than with respect to the Product or a Laboratory License, during the Exclusive License Period, QIAGEN shall not, directly or indirectly, develop, promote, market, sell, or otherwise commercialize any NIPT as an LDT or IVD for any of the Current NIPT Uses on the Sequencing System.  QIAGEN shall not be in breach of the foregoing if a third party develops, promotes, markets and sells an NIPT to run on the Sequencing System, provided that QIAGEN does not, either directly or indirectly, [*], whether directly or indirectly[*],[*]of such [*](b) provide any [*]to such [*]with respect to the [*](c) other than as permitted [*]  “Support” means the provision of any money or other financial instruments, personnel, services, advice, know how, or materials related to NIPT.  For the avoidance of doubt, Support shall not include solely providing access to a design history file without any of the other elements of the definition of Support.

3.1.4    Notwithstanding anything else in this Agreement to the contrary,  after the [*], QIAGEN may grant licenses in the Sequencing System to third parties to enable such third parties to develop, promote, market, sell, or otherwise commercialize [*] including without limitation, [*] the Sequencing System; provided that: (a) QIAGEN shall continue to abide by subclauses (a) and (b) in Section 3.1.3 above;  (b) any such [*](as permissible under Applicable Laws)  such third party [*]and (c) QIAGEN shall not [*]any such third party [*] [*].

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3.1.5    Natera may end the Exclusive License Period by providing written notice to QIAGEN thereof at any time after the first date that QIAGEN: (a) is not in compliance with any of the Exclusivity Performance Standards or (b) has been found to be in material breach of its obligations, as determined pursuant to Section 15.8, under the Project Plan or this Agreement (the “Natera End of Exclusivity Notice”), provided that Natera has not been found to be in material breach of its obligations, as determined pursuant to Section 15.8, under this Agreement or the Project Plan.  In the event Natera issues an End of Exclusivity Notice, upon the later of: (a) the date of QIAGEN’s receipt of the Natera End of Exclusivity Notice; and (b) [*] from the Effective Date, Natera will [*] to QIAGEN [*] the lesser of: (x)  any [*]; and (y)  [*]dollars ($[*]).  If QIAGEN is not [*] because of [*] amounts under clause [*] of the [*], QIAGEN may prevent Natera from [*] the [*] until after the next [*] of the [*] by paying to Natera the amount of the difference between the amount of [*]that [*]would have [*]had QIAGEN [*]amount and the amount that QIAGEN [*]or as [*]) for that period.  For clarification, QIAGEN’s failure to satisfy any component of the the Exclusivity Performance Standards shall not constitute a material breach of the Agreement for the purposes of Section 14.2.

3.1.6    QIAGEN may end the Exclusive License Period by providing written notice to Natera thereof at any time after the first date that Natera has been found to be in material breach of its obligations, as determined pursuant to Section 15.8, under the Project Plan or this Agreement, including without limitation, those specified in Articles 4, 5, and 6.

3.1.7    Following the Exclusive License Period, the license granted to QIAGEN hereunder shall be [*] non-exclusive.  Said license will include any right for QIAGEN customers to perform the [*] of the Product.  Following the end of Exclusive License Period, Section 3.1.3 shall no longer apply, and QIAGEN shall be permitted to, directly or indirectly, partner with any third parties regarding the development, manufacturing, marketing, sale, or promotion of an [*] as an [*]; provided, that: (a) QIAGEN shall continue to [*](b) QIAGEN shall provide [*]the Product, including providing [*](c) any arrangement with a third party must[*]such third party [*] [*]. After the date on which QIAGEN has achieved $[*] in Net Sales and paid Natera through Running Royalties or Prepaid Royalties the royalties due to Natera hereunder for such Net Sales, proviso (c) in the previous sentence shall no longer apply.  In addition, following the end of the Exclusive License Period, Natera shall not market or promote an [*] within the Territory.

3.2       [*] Exclusivity.

3.2.1    Natera will [*] the [*] of its [*] program with respect to [*] during the [*] if, and only if, the [*] occurs during the Exclusive License Period. Notwithstanding the foregoing, Natera shall be exempted from the prohibition in this Section for [*] that (i) have, [*]to the [*]of the [*], already [*]or similar document with [*] [*] [*] or (ii) [*] [*] [*]are made by both [*]on its [*].  [*] shall include a minimum of [*] [*] with the [*] (if the [*] consents) and [*] between QIAGEN’s and Natera’s respective [*], and shall require Natera to [*] [*] [*] [*] [*])  [*] for [*] the Product.

4.         DEVELOPMENT ACTIVITIES

4.1       Joint Responsibilities.  QIAGEN and Natera shall actively participate in and shall each be responsible for the performance and costs of its own activities as allocated in the Project Plan.  The initial Project Plan shall cover the development and validation of the [*], including but not limited to assay design and improvements to the [*] Interpretive Algorithm in order to work in connection with the Sequencer.  For the avoidance of doubt, information disclosed by a Party to the other Party in connection with its activities under any Project Plan shall be considered the Disclosing Party’s Confidential Information, to the extent it meets the

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definition of Confidential Information hereunder.  Any delays to the Project Plan that are caused by Natera’s material breach, as determined in accordance with Section 15.8, of its obligations under this Agreement or the Project Plan shall result in a corresponding shift to any related deadlines under Sections 1.12 and 6.1.1.

4.2       [*] IVD Steering Committee.  The Parties shall appoint designated representatives to form a joint steering committee (“Product Steering Committee”) for the management of the development of the [*] under the Project Plan.  The Product Steering Committee shall be comprised of two named representatives of Natera and QIAGEN each. Each such representative shall be appointed within 30 days after the Effective Date and shall meet as needed but not less than once per month, for the purpose of discussing progress under the Project Plan.  Prior to the meeting, each Party will provide a summary of its activities under the Project Plan since the last meeting.  Such meetings may take place by conference call or videoconference.  A Party may change its representatives to the Product Steering Committee at any time with prior written notice.  Members of the Product Steering Committee may be represented at any meeting by an authorized designee. To the extent that the Parties agree in writing that the Product Steering Committee should have any decision making authority, Natera and QIAGEN shall each have one vote on the Product Steering Committee, regardless of how many representatives of each Party may be in attendance at any Product Steering Committee meeting.  The Product Steering Committee shall be considered to have a quorum if at least one representative of each Party is present.  In the event that the Product Steering Committee shall not be able to reach a decision or take an action on any matter that the Parties have agreed in writing is reserved to the Product Steering Committee hereunder, then such dispute shall first be referred for resolution to designated representatives from the Parties’ respective Product departments.  In the event that the Parties’ respective Product departments are unable to reach agreement, the dispute shall be elevated to appropriate senior officials of each Party.

4.3        Improvements.

4.3.1    Natera shall use Commercially Reasonable Efforts and cooperate with QIAGEN to (i) ensure market competitiveness (for example, competitive pricing) of the Product and (ii) continue to seek to develop Improvements (such as [*]), subject always to the intellectual property ownership provisions of Article 10.  At QIAGEN’s option, the Parties shall negotiate and agree to a new Project Plan to add any Improvement to the Product that solely relates to the [*] (an “Improvement Project Plan”).  QIAGEN and Natera shall be responsible for the performance and  costs of its own activities as allocated in the Improvement Project Plan.  If QIAGEN wishes to add to the Product any Improvement, other than one that relates solely to the [*],  any such addition will be subject to the Parties negotiating, in good faith, compensation to Natera for its research and development costs and for the current and future market value of the Improvement.

4.3.2    QIAGEN shall fund its own development and support of the Sequencing System and shall use Commercially Reasonable Efforts to cooperate with Natera to ensure market competitiveness of the Product by continuing to develop and implement upgrades, updates and other improvements to the functionality and features of both the Product and the Sequencing System, subject always to the intellectual property ownership provisions of Article 10.

4.4       Natera [*] of Sequencing System.  To support development, registration, launch and market adoption of the Product, Natera agrees to [*] during any twelve (12) month period during the [*] period that starts upon Commercial Launch to [*]Natera and its Affiliates [*] during

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such period (the “Ramp”).  Natera shall also [*]its and its Affiliates’[*] during each twelve (12) month period for the remainder of the Term following the Ramp.  The obligation in the previous two sentences  shall not apply: (a) to the extent such obligation is prevented by QIAGEN hindering or delaying such commitment by not acting in compliance with this Agreement or the Project Plan; (b) to the extent such obligation is prevented by QIAGEN committing a breach of [*](c) if QIAGEN fails to satisfy by [*]in the event that QIAGEN has exercised its option to extend the[*]pursuant to Section 1.12) or stay in compliance with the [*](d)  if QIAGEN fails to satisfy or stay in compliance with [*]or (e) if, prior to the date that that is [*]after the Effective Date, QIAGEN directly or indirectly (other than as permitted under Sections 3.1.3 and 3.1.4)  [*](which QIAGEN is permitted to do only: (i) if the[*]in accordance with this Agreement; and (ii) in accordance with the other terms of this Agreement)  (QIAGEN avoiding (a), (b), (c), (d) and (e)  shall be referred to herein as “QIAGEN’s [*] Obligations”).  For the avoidance of doubt, clause (c) above would not prevent the obligation in the first two sentences of this Section 4.4 from applying if QIAGEN breached the [*] but such breach did not prevent Natera from satisfying such obligation.  For the purposes of making the [*] calculations pursuant to this Section 4.4, Natera's Affiliates shall not include [*]as of the Effective Date.  In the event that Natera at any point [*] as of the Effective Date,  then the [*] for the [*]immediately preceding the date of [*],  [*] at a [*]equal to the [*] [*] over the same period,  shall be used as the basis for the [*] calculation under this Section 4.4 for the remainder of the Term.  Notwithstanding anything herein to the contrary, if Natera or substantially all of Natera’s business to which this Agreement relates is acquired,  the acquiring entity may elect to [*], provided that: (i) [*] shall be effective only upon [*] advance written notice to QIAGEN [*], and (ii) by the effective date of the [*] [*] and its [*] shall have [*] (starting from the Effective Date) [*] at least [*].  In the event the [*] such [*], the acquiring entity shall [*] a [*] of $[*] within thirty days of the [*].  For the avoidance of doubt, all other terms and conditions contained in this Agreement shall remain unaffected by the [*] and shall continue in full force and effect.  Natera’s failure to sastisfy its obligations under this Section 4.4 shall not constitute a material breach of the Agreement for purposes of Section 14.2, although QIAGEN may seek damages from Natera for such failure pursuant to Section 15.8.  All italicized terms in this Section 4.4 shall have the meaning ascribed to such terms in the [*].  In the event that the [*] is terminated for any reason, the terms and conditions contained in the [*] shall survive for the sole purpose of governing the Parties’ respective rights and obligations under this Agreement for the remainder of the Term, where applicable.

5.         REGULATORY SUPPORT AND QUALITY

5.1       Regulatory Applications and Responsibilities.

5.1.1    QIAGEN shall be primarily responsible for taking all actions necessary or useful for obtaining Regulatory Approval of the Product in each country (or other jurisdiction) in the Territory, including, without limitation, conducting all communications with any appropriate Regulatory Authority with respect to each regulatory submission in support of obtaining Regulatory Approval for the Product in the Territory.  Such responsibility shall include preparing and filing all reports, amendments, supplements and other documents with such Regulatory Authorities with respect to or as part of an application for Regulatory Approval of the Product.  QIAGEN shall only sell Products  (a) in jurisdictions where QIAGEN has received all necessary Regulatory Approvals or (b)  to Laboratory Licensees in accordance with Applicable Laws.

5.1.2    Natera shall provide reasonably necessary regulatory and quality assurance support, including all necessary data, documentation, responses to Regulatory

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Authority questionnaires or queries, and support of any necessary inspections, to enable QIAGEN to develop the data and documentation necessary for the Regulatory Approvals that QIAGEN and Natera jointly determine in good faith to be appropriate for commercial distribution of the Product.  QIAGEN shall provide Natera with reasonable advance notice of any scheduled meeting with a Regulatory Authority relating to such regulatory submissions and Natera shall cooperate with QIAGEN, to assist QIAGEN with, and prepare QIAGEN for, any such meetings with such Regulatory Authority. Natera shall have the right to attend and participate in any such meeting, subject to QIAGEN’s approval not to be unreasonably withheld, delayed or conditioned.  QIAGEN shall promptly provide Natera with copies of transcripts or minutes, including in draft and final form, from any such meeting. Additional markets may be added to the Territory upon the mutual written agreement of both Parties.

5.2       Status Updates.  QIAGEN shall keep Natera reasonably informed of the status of the preparation of regulatory submissions for Regulatory Approvals, and other documents and correspondence pertaining to the regulatory status of Product or Sequencing System in the Territory, and shall provide Natera each relevant proposed regulatory submission for Natera’s comments and review.  Natera shall notify QIAGEN in writing of any Natera proposed modifications to such submission as soon as reasonably practicable after Natera’s receipt of such filing, and QIAGEN shall not unreasonably reject any of Natera’s proposed modifications.  QIAGEN shall promptly provide Natera with copies of all final regulatory submission and all responses from, and communications with, the relevant Regulatory Authority related to such regulatory submissions.  In addition, QIAGEN shall promptly provide Natera with copies of all communications with, and responses from, the relevant Regulatory Authority related to commercialization of the Product.

5.3        Data for and Costs of Regulatory Approvals.  QIAGEN shall be responsible for all [*], related to obtaining Regulatory Approval of the Sequencing System in each country (or other jurisdiction) in the Territory.  If QIAGEN does not seek Regulatory Approval of the Sequencing System prior to the Product, QIAGEN shall bear [*], that exceed [*] if the Sequencing System had received Regulatory Approval prior to the seeking of Regulatory Approval of the Product.  QIAGEN will be the holder of any Regulatory Approval related to the Sequencing System.  Other than as provided in the first two sentences of this Section,  QIAGEN and Natera [*], of the Product,  including [*] the costs associated therewith.

5.4        Holder of Regulatory Approvals.  QIAGEN will be the holder of any Regulatory Approval of the Product.

5.5        Correspondence from Regulatory Authorities.  Each Party will promptly notify the other Party of correspondence received from any Regulatory Authority that would impact QIAGEN’s ability to obtain or maintain or the timelines for obtaining or maintaining any Regulatory Approval for the Product as provided in this Article 5.  QIAGEN will share all such correspondence when received to the extent it would impact [*].  Each Party shall provide the other Party with the opportunity to review and comment on any proposed response to such correspondence, to the extent referencing the [*].  The Party responding to such correspondence shall retain final discretion over the content of its response.

5.6       Governmental Authority Inspections.  Each Party shall promptly notify the other Party of any proposed visit or inspection by any governmental authority relating to markets in the Territory where the Product has been commercialized or is being developed or commercialized,  of a relevant manufacturing line for a Product for the purpose of evaluating compliance with quality and manufacturing standards, or equivalent regulatory regimes.  Each

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Party shall immediately notify the other Party of any unannounced visits or inspections as described above as soon as reasonably practical.  The Party subject to inspection shall provide a brief daily summary during the inspection and a final summary report of the results of the inspection to the other Party in English.  The Party subject to inspection shall promptly (and in no event later than ten (10) business days from its receipt of the subject reports, documents, or correspondence) furnish the other Party English summaries of all reports,  documents, and correspondence with the governmental authority, with respect to any governmental authority requests or inspections of such facilities, in each case, to the extent relevant to the manufacture or distribution of the Product.  For the avoidance of doubt, nothing in this Agreement shall require either Party to share documents subject to such Party’s attorney-client privilege unless the Parties have entered into a mutually acceptable agreement that will protect such privilege.

5.7       Product Withdrawals and Recalls.  In the event that either Party (a) becomes aware of an event, incident or circumstance that has occurred which may result in the need for a recall or other removal of the Product or any aspects thereof; (b) becomes aware that a Regulatory Authority is threatening or has initiated an action to remove the Product from the market; or (c) places a clinical trial for the Product on hold for clinical safety reasons, such Party shall promptly advise the other Party in writing with respect thereto, and shall provide to such other Party copies of all relevant correspondence, notices, and the like, and the Parties shall comply with the terms set forth in the Quality Agreement attached as Exhibit F (the “Quality Agreement”).  QIAGEN shall have final authority to make all decisions relating to any recall, market withdrawal or other corrective action with respect to the Product in the Territory and shall be responsible for conducting any recalls or taking such other remedial action, and Natera agrees, upon reasonable request by QIAGEN and at QIAGEN’s expense, to assist with respect to such recalls or remedial actions.

5.8       Other Safety Issues.  At the reasonable request of either Party, the Parties shall establish a committee to handle the discussion of specific safety issues, advise each Party concerning the collection and evaluation of safety data, and respond to any significant safety issues raised, or requests made, by Regulatory Authorities.

5.9       Standards of Conduct.

5.9.1    Each Party shall perform and shall ensure that its third party contractors perform, all regulatory activities in good scientific manner and in compliance with Applicable Laws.  Each Party shall have and maintain in full force and effect any and all licenses, permits, authorizations, registrations and qualifications from all governmental ministries and agencies, to the extent necessary or appropriate to perform its obligations under this Agreement.  Neither Party shall be required to perform or omit to perform any act required or permitted under this Agreement if such performance or omission would violate the provisions of any Applicable Laws.

5.9.2    Each Party acknowledges and agrees that certain laws of the United States of America, including, but not limited to, the United States Export Control Regulations, the Federal Food, Drug and Cosmetic Act of 1941, as amended (the “Act”), and the Foreign Corrupt Practices Act, may result in the imposition of sanctions on a Party or its Affiliates in the event that, directly or indirectly, (i) any Product is exported to various countries, such as Cuba, Libya and North Korea or any country embargoed by executive order, (ii) any Product is delivered to a customer that does not have authorization to use such Product under the provisions of the Act and the regulations promulgated thereunder, or (iii) a Party offers to pay, promises to pay or payments are made in currency or property to any government official,

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political party or candidate, or political office or to any third person, firm or entity that will make a payment to such government official for the purpose of influencing decisions favorable to Natera. Each Party expressly agrees, therefore, that in performing its obligations under this Agreement it shall comply and shall ensure that its third party contractors perform at all times with such laws or regulations of the United States of America.  Each Party further agrees that no person employed by it shall be an official of any government agency or a corporation owned by a governmental unit and that no proceeds from the sale of the Products shall accrue directly or indirectly for the benefit of any such official.

6.         COMMERCIALIZATION

6.1       General.

6.1.1    Subject to the terms and conditions of this Agreement, including in particular, Sections 6.2 and 6.3, QIAGEN shall be responsible for the commercialization of the Product in the Territory, including responsibility for its own costs and expenses associated with commercialization of the Product in the Territory.  QIAGEN shall achieve the Commercial Launch of Product by [*] and use Commercially Reasonable Efforts to maximize sales of the Product in the Territory, including at a minimum, performing all of the obligations specified in the Commercialization Plan (defined below).  If Commercial Launch has not occurred by [*], QIAGEN may extend the required Commercial Launch date under this Section until [*] by paying Natera $[*] in the form of a credit against Prepaid Royalties.  For the avoidance of doubt, QIAGEN only needs to make one of the payments required by the prior sentence and the last sentence of the [*].  QIAGEN shall, and shall ensure that its sublicensed Affiliates, conduct commercialization activities with Commercially Reasonable Efforts, consistent with the Commercialization Plan and this Agreement and in compliance with Applicable Laws.

6.2       Commercialization Plan.  Not less than [*] prior to Commercial Launch, QIAGEN shall deliver to Natera a draft written commercialization plan setting forth anticipated material commercialization activities to be performed with respect to the Product in such country or region in the Territory (the “Commercialization Plan”).  The Commercialization Plan will be consistent with QIAGEN’s templates and processes as used by QIAGEN in its normal course of business at such time. Natera shall promptly review such Commercialization Plan and shall, within sixty (60) days after receipt, provide comments to QIAGEN for its consideration in good faith, and QIAGEN shall not unreasonably reject any such comments.  No later than [*] prior to Commercial Launch, QIAGEN shall update the Commercialization Plan, and Natera shall have the right to review and provide comments, and QIAGEN will consider such comments with respect to such update in the manner specified in this Section 6.2.  Notwithstanding anything herein to the contrary, QIAGEN shall retain final judgment over the timing of Commercial Launch in its sole discretion; provided that if QIAGEN does not satisfy the Commercial Launch requirements contained in the Exclusivity Performance Standards, the statement at the beginning of this sentence shall not impact Natera’s right to provide the Natera End of Exclusivity Notice pursuant to Section 3.1.5 or the resulting consequences of such notice, as otherwise provided in this Agreement.

6.3       Commercialization Reports.  With respect to commercialization of Product in the Territory, QIAGEN shall keep Natera informed in writing regarding the progress and results of such commercialization activities and progress against the Commercialization Plan no less frequently than every calendar quarter.  Natera shall have the right to review and provide comments with respect to any changes to the Commercialization Plan in the manner specified in Section 6.2.

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6.4       Product Branding.

6.4.1    The Product will be branded as a QIAGEN product, including identified as “manufactured by QIAGEN.”  QIAGEN shall secondarily display a Natera brand on (a) the [*] component of the Product; (b) the test report (if the QIAGEN brand appears on the test report) and (c) any promotional materials for the Product.  Natera may update the Natera brand to be used upon reasonable written notice to QIAGEN.

6.4.2    Natera hereby grants to QIAGEN a fully paid up and royalty-free non-exclusive right and license to certain Natera trademarks that Natera will provide on Exhibit G after the Effective Date (the “Natera Trademarks”) for purposes of associating and using the Natera Trademarks with the [*] component of the Product and the test report generated by the Product, solely in accordance with this Agreement.  QIAGEN will use the Natera Trademarks in accordance with the applicable trademark usage guidelines to be set forth in Exhibit G or other written instructions provided to QIAGEN by Natera.  Any use of the Natera Trademarks will indicate through a legend that Natera is the owner of the Natera Trademarks and QIAGEN’s use is under license.  All uses of the Natera Trademarks and all goodwill associated therewith will inure solely to the benefit of Natera,  and QIAGEN shall not challenge, directly or indirectly, Natera’s  rights in respect of the Natera Trademarks.

6.4.3    Upon any expiration or termination of this Agreement, the license set forth in Section 6.4.2 shall terminate, unless otherwise agreed to by the Parties.

6.4.4    Each Party agrees to notify the other in writing promptly (but not later than thirty (30) days) after obtaining knowledge of any infringements or imitations of the other Party’s trademarks by third parties.  QIAGEN shall have the exclusive right at its own cost to take all legal action it deems necessary or advisable to eliminate or minimize the consequences of any infringement of a QIAGEN trademark; and Natera shall have the right at its own cost to take all legal action it deems necessary or advisable to eliminate or minimize the consequences of any infringement of a Natera Trademark.

6.5       Natera Commercialization Contribution.

6.5.1    Natera shall cause its sales and marketing team to provide [*] initial clinical education trainings to the QIAGEN laboratory-based sales team that will be selling the Product within the Territory. Such trainings shall be conducted at Natera’s headquarters, be limited solely to people actively involved in promotional activities related to the Product in the Territory, and be at dates and times mutually agreed upon by the Parties.  Each Party shall bear its own costs associated with such training with travel and lodging for QIAGEN employees paid by QIAGEN.  Thereafter, QIAGEN shall be responsible for training of its employees in the promotion and marketing of the Product (including periodic re-training, as may be reasonably appropriate from time-to-time) and all costs and expenses related thereto.

6.5.2    During the [*],  Natera’s [*] will educate clinicians about the Product for those [*] that provide [*] testing through their local laboratories.  During the [*] and during the [*] period following the end of the [*],  representatives from the [*] will (a) [*] periodically as mutually agreed by the Parties, to [*] and [*], and (b) [*], including but not limited to, [*] as [*] are identified by the Parties.

6.5.3    Subject to QIAGEN satisfying QIAGEN’s Supply Obligations,  Natera shall fund and conduct a [*] to support market development for the Product.

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(a)        At the conclusion of any study conducted by Natera under this Agreement, Natera shall send a report of the study to QIAGEN, including detailed data and results associated to the characteristics and performance of the Product (the “Study Data and Results”). To the extent practical and appropriate, any patient data collected as part of any study shall be provided to QIAGEN only in de-identified form. Natera shall not provide any patient data to QIAGEN that is not in de-identified form without QIAGEN’s prior written consent.  Each such report shall be considered the Confidential Information of both Parties. QIAGEN may use the Study Data and Results for purposes of marketing the Product.

(b)        If either Party wishes to publish or present results of any study conducted under this Agreement, it shall provide the other Party with a pre-publication manuscript or presentation script for review and comment at least [*] prior to the submission of the manuscript to the publisher or the date of presentation. If the non-publishing Party indicates that parts of such manuscript or presentation script contain such Party‘s Confidential Information, the publishing Party shall either delete or modify such parts as requested by the other Party, or in case of disagreement, the Parties shall cooperate in good faith toward achieving prompt agreement for publication or presentation of such information. No permission is granted to publish or disclose any of a Party‘s Confidential Information in connection with any study performed pursuant to this Agreement or any resulting publication or presentation.

6.5.4    Natera shall be responsible for its own costs and expenses incurred in satisfying its obligations under this Section 6.5.

6.6       Analyses of Sequenced Data.  At QIAGEN’s option, either: (a) [*] [*] [*]shall be [*]on the [*] [*] [*]under the [*]; or (b) [*] [*] [*]to deliver to the [*]in exchange for [*] [*] in an amount to be negotiated in good faith by the Parties pursuant to separate [*]provided that if [*] [*]to the Territory, QIAGEN’s option under this Section 6.6 shall be subject to [*]as to [*].  If QIAGEN or [*] [*] [*] [*]shall have the right, upon any [*] [*]to require that, following such [*],  [*]related to the [*] [*]in a manner intended to [*] [*].

6.7       Protection of Patient Information.

6.7.1    Each Party acknowledges that it and/or its Affiliates may obtain or have access to personal data and information, including without limitation Protected Health Information (as hereinafter defined) and other personal health and medical information (collectively, “Personal Information”), in connection with the performance of its obligations under this Agreement.  Each Party and/or its Affiliates shall collect, handle, store, process and disclose such Personal Information in compliance with all Applicable Laws.  “Protected Health Information” has the meaning set forth in the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and its Privacy and Security Rules, 45 C.F.R. Parts 160-164. If either Party becomes aware of any violation of Applicable Laws relating to the use or disclosure of such Personal Information in its or its Affiliates’ possession, then it shall promptly notify the other Party in writing and, if required under Applicable Laws, assist the other Party in complying with any obligations to notify affected individuals, governmental or Regulatory Authorities or other affected Persons as appropriate.

6.7.2    Each Party shall hold in confidence all Personal Information obtained in the course of the distribution and sale of the Product, and disclose such information only to those individuals who need to know such information in order to achieve the Intended Use and solely to the extent necessary to achieve the Intended Use.  Each Party shall implement

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appropriate measures to protect all such Personal Information from unauthorized use or disclosure.

6.8       Natera Purchase of Product.

6.8.1    Natera shall, at its sole option, be entitled to directly order and purchase the Product from QIAGEN.  To initiate any such purchase, Natera shall use purchase orders that include the minimum following information: shipping and billing address, catalog number, Product description, size, quantity, and purchase order number. QIAGEN shall supply Product to Natera in accordance with such purchase orders.  All purchase orders shall be subject to the terms and conditions contained herein, and nothing in any purchase order, confirmation, invoice or other writings delivered by one Party to the other shall in any way modify, add or delete any terms or conditions set forth in this Agreement.

6.8.2    Natera’s purchase price for the Product shall be as set forth in Exhibit H.  Products purchased by Natera shall be used by Natera and its Affiliates only, and may not be resold, distributed, or otherwise transferred to any third parties.

6.9       Product Manufacture.

6.9.1    Pursuant to the terms of this Agreement, QIAGEN shall be responsible for, and shall use Commercially Reasonable Efforts to manufacture a sufficient amount of Product necessary to fully support the successful launch of the Product in each country or region in the Territory and to fully support efforts to maximize commercial sales of Product and market adoption in each such country or region in the Territory.

6.10     Customer Support Activities.  QIAGEN will provide relevant installation services, customer service and support to customers for the Product in the same manner that QIAGEN provides similar support for other similar QIAGEN products.  QIAGEN shall ensure that its designated field service engineers and other service personnel receive periodic training.  After QIAGEN has used good faith efforts to resolve the support issue, Natera will provide support to QIAGEN for such customer support activities as requested by QIAGEN relating specifically to [*].

6.11     Laboratory Licenses.  If QIAGEN has not yet received Regulatory Approval to sell a Product in a country in the Territory, QIAGEN may, subject to the provisions of this Section 6.11, grant a sublicense under the Technology License, but specifically excluding a license to the Intellectual Property Rights,  source code or Confidential Information relating to the [*] Interpretive Algorithm, to any laboratory in the Territory to allow such laboratory to purchase and use an [*] to be used in conjunction with a Sequencer in accordance with Applicable Laws.  For clarity, the laboratory shall have the right to [*]to QIAGEN, [*],  [*]by the [*] [*]in a manner permitted by Applicable Laws pursuant to [*]  Each recipient of a Laboratory License shall be referred to as a “Laboratory Licensee”). For clarification, an [*] sold to a Laboratory Licensee shall be considered a “Product” for purposes of Net Sales.

6.12     Commercialization Commitment.  QIAGEN commits to generating a minimum Net Sales of [*] during the Term.  The foregoing commitment shall not apply to the extent QIAGEN is hindered or delayed in generating Net Sales by Natera’s material breach, as determined pursuant to Section 15.8, of this Agreement or the Project Plan. The parties shall work together in good faith to maximize Net Sales.  If QIAGEN does not generate a minimum of [*] in Net Sales during the Term, and QIAGEN does not prove that it was hindered or delayed in

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generating Net Sales by Natera’s material breach, as determined pursuant to Section 15.8 and the terms of Section 14.5 do not dictate a different impact to the Prepaid Royalties,  the amount credited against the Prepaid Royalties under this Agreement shall in no event be less than [*].

7.         FINANCIAL MATTERS

7.1       Upfront License Fee. As consideration for the Technology License, QIAGEN will pay to Natera within five (5) business days of the Effective Date, a non-refundable license fee of [*] (“Upfront License Fee”).

7.2       Milestones and Royalties.   As further consideration for the Technology License, QIAGEN will:

7.2.1    make non-refundable payments in amounts specified below upon achievement of the following milestones (the “Milestones”):

(a)        [*] on [*] upon accomplishment of [*] under the following sections of the Project Plan that are [*]:  (i) [*] A1, A2, and A3, and (ii) initiation of [*] B1.1, B1.2, B2, and B4, even though these Phases will not be complete by December 31, 2018.  At QIAGEN’s election, if Natera believes it has accomplished this Milestone and QIAGEN disagrees, the accomplishment of this Milestone will be assessed by a mutually-agreed neutral third-party mediator with industry expertise, which assessment shall be binding on this issue. QIAGEN shall pay the costs of such assessment, except that if the third-party mediator agrees that the Milestone has not been accomplished, Natera shall bear the costs. If the Milestone is not reached for reasons within the responsibility of QIAGEN or a third party not under Natera‘s control, then this shall not have implications for the Milestone accomplishment for Natera.

(b)        [*] upon, over any twelve (12) month period during [*] after Commercial Launch, (but for clarification, only one time during the Term) [*] having [*] at least [*] that Natera and its Affiliates [*] during that twelve (12) month period;

(c)        [*] upon, over any twelve (12) month period during [*] after Commercial Launch, (but for clarification, only one time during the Term), Natera having [*]at least [*] [*] that Natera and its Affiliates [*] during that twelve (12) month period;

(d)        [*] upon, over any twelve (12) month period, (but for clarification, only one time during the Term), [*] having [*], either with a Product or pursuant to [*] at least [*] of the total number of [*] during that twelve (12) month period;

(e)        [*] [*] upon QIAGEN [*] of the Product in the [*] (i.e. [*];

(f)         [*] upon QIAGEN obtaining [*] of Product in [*] (i.e. [*]; and

(g)        [*] when cumulative [*].

Upon achievement of each Milestone, Natera shall issue an invoice to QIAGEN for each Milestone payment and QIAGEN shall make the applicable payment within thirty (30) days after receiving such invoice.  The [*] time periods in subsections (b) and (c), above, shall be tolled for any period of delay that is caused by QIAGEN.

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7.2.2    provide  prepayment of future royalties due to Natera of [*] (“Prepaid Royalties”) paid, as follows:

(a)        [*] within five (5) business days of the Effective Date; and

(b)        [*] before [*].

7.2.3    subject to the minimum per unit Product royalty specified or determined in accordance with Section 7.3.2, pay to Natera royalties based on a percentage of Net Sales (“Running Royalties”) as follows:

(a)        [*]% of Net Sales during the first year following Commercial Launch;

(b)        [*]% of Net Sales during the second year following Commercial Launch; and

(c)        [*]% of Net Sales during and after the third year following Commercial Launch.

7.3       Additional Royalty Terms.

7.3.1     Prepaid Royalties will be off-set against actual royalty obligations and any royalty obligations incurred pursuant to Section 3.1.5, as well as the eligible portion of any Patent Access Payment, [*].  Any Prepaid Royalty balance that is returned to QIAGEN pursuant to Section 14.5.2 through 14.5.8 will be returned to QIAGEN along with [*].

7.3.2    Minimum Royalty. Notwithstanding any provision in this Agreement to the contrary, the minimum royalty payable by QIAGEN to Natera under this Agreement for the distribution and sale of the Product or of a Laboratory License shall be [*] per Test (“Minimum Royalty”).  In other words, QIAGEN shall calculate the Running Royalty and compare it to the Minimum Royalty for the relevant number of Tests in that period, and pay Natera the greater of the two.  After the [*] after Commercial Launch, the amount of the Minimum Royalty shall [*] per year.  The Parties agree to review this Minimum Royalty provision if the average per unit Net Sales price for the Product [*] [*] after [*] after Commercial Launch.

7.3.3    Remittance.  Within thirty  (30) calendar days after the end of each calendar quarter, commencing with the calendar quarter in which Commercial Launch occurs, QIAGEN shall deliver to Natera a written report with respect to such calendar quarter stating the Net Sales for such quarter and QIAGEN’s calculation of the royalty payable to Natera for such quarter (the “Payment Report”) in the relevant local currencies.  Along with the Payment Report, QIAGEN shall make payment to Natera of any royalties payable and due for the reported-on quarter (i.e. after applying any available credit from the Prepaid Royalties).  Where Net Sales are received in a currency other than [*], such Net Sales will also be shown converted to [*] such that the calculations of the royalty payable shall be in [*].  The rate of exchange to be used will be based on the currency exchange rates which are used by QIAGEN in its regular ongoing accounting.

7.3.4    Any payments made by QIAGEN to Natera under this Agreement shall [*] [*] of any taxes, duties, levies, fees or charges, and such amounts shall be [*] by the amount

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required to be paid or withheld pursuant to any applicable law (“Withholding Taxes”).  Any such Withholding Taxes required by law to be paid or withheld shall be an expense of, and borne solely by, [*], as applicable, shall submit to [*] reasonable proof of payment of the Withholding Taxes, together with an accounting of the calculations of such taxes, within thirty (30) days after such Withholding Taxes are remitted to the proper authority.  The Parties will cooperate reasonably in completing and filing documents required under the provisions of any applicable tax laws or under any other applicable law in connection with the making of any required tax payment or withholding payment, or in connection with any claim to a refund of or credit for any such payment,  VAT or any taxes based on QIAGEN’s income.

7.4       Royalty Stacking.  After [*] of this Agreement, [*]shall be responsible for any and all [*] or other [*]to any [*]for a [*]to a [*]for the [*]of the Product (each a [*]shall only have the right to [*] under this Agreement [*] of any [*]and only: (a) to the extent the [*]is for a [*]that was [*]; (b) such a [*]by the [*]of the Product [*]”); and (c)  [*]has agreed in advance that the [*]is an [*]which agreement shall not be unreasonably withheld, conditioned, or delayed.  Notwithstanding the foregoing:  (y) the [*]under this Agreement shall in no event[*] [*]; and (z) the total [*]is required to [*]and any such [*]shall in no event exceed [*]  If there arises a conflict between the [*]), the Parties shall in good faith discuss and agree whether to [*]and how to fairly [*]

7.5       No Loss Leader.  QIAGEN shall not use the Product as a “loss-leader” in transactions involving the Sequencing System and other products or tests to be run on the Sequencing System or with any component of the Sequencing System.

7.6       Intentionally omitted

7.7       Natera Audit Rights.

7.7.1    During a period of three (3) years following the end of the calendar quarter to which they pertain, QIAGEN and its sublicensed Affiliates will keep complete and accurate records in sufficient detail to permit Natera to confirm the completeness and accuracy of the information presented in each Payment Report and all payments due to Natera under this Article 7.  Within the first six (6) months of each calendar year during the Term, QIAGEN and each of its sublicensed Affiliates will permit an independent, certified public accountant selected by Natera and reasonably acceptable to QIAGEN, which acceptance will not be unreasonably withheld or delayed (the “Natera Auditor”) to audit or inspect those records of QIAGEN that relate to Net Sales,  Payment Reports within the preceding calendar year, for the sole purpose of verifying the: (i) accuracy of the Payment Reports required under Section 7.3.3 and the royalties and other payments which will have accrued hereunder in the period under review; (ii) withholding taxes, if any, required by law to be deducted and remitted to a taxing authority as a payment by QIAGEN in connection with revenues from such Net Sales and royalties payable thereon.  Such inspection will be conducted during QIAGEN’s normal business hours at such place where such records are customarily kept, no more than once in any twelve (12) month period and upon at least sixty (60) days prior written notice by Natera to QIAGEN (other than for cause audits which can occur as frequently as there is cause therefor and upon at least thirty (30) days prior written notice).  The Natera Auditor will execute a reasonable written confidentiality agreement with QIAGEN and will disclose to Natera only the amount and accuracy of payments reported and actually paid or otherwise payable under this Agreement and the specific details concerning any discrepancies.  The Natera Auditor will send a copy of the report to QIAGEN at the same time it is sent to Natera.

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7.7.2    In the event that the Natera Auditor concludes that any additional payments are required for the period(s) under review, and QIAGEN does not dispute this conclusion, QIAGEN shall make the additional payment within thirty (30) days of the date the Natera Auditor delivers its report to the Parties so concluding that such payments are payable.  The additional royalties or other payments found to be payable and due to Natera shall bear interest at the rate specified in Section 7.9.  The fees charged by the Natera Auditor will be paid by Natera unless the audit discloses an underpayment of royalties or other payments payable by QIAGEN for the period(s) under review by more than five percent (5%) of the amount due, in which case QIAGEN shall pay (or reimburse Natera for) the reasonable fees and expenses charged by the Natera Auditor. In the event that the Natera Auditor concludes that overpayments were made by QIAGEN for the period(s) under review, Natera shall repay the amount of such overpayments within thirty (30) days of the date the Natera Auditor delivers its report to the Parties so concluding that such overpayments were made.  The overpayments shall bear interest at the rate specified in Section 7.9.  In the event QIAGEN disputes the conclusion of the Natera Auditor, the Parties shall address the dispute in accordance with Section 15.8.

7.8       QIAGEN Audit Rights.

7.8.1   During the Term, and for a period of three (3) years following the end dates to which the records pertain, Natera and its sublicensed Affiliates will keep complete and accurate records in sufficient detail to permit QIAGEN to verify the data or information forming the basis for the Milestone payments set forth in Section 7.2 and Natera’s achievement of its commitments under Section 4.4. Within the first six (6) months of each calendar year during the Term, Natera and each of its sublicensed Affiliates will permit an independent, certified public accountant selected by QIAGEN and reasonably acceptable to Natera, which acceptance will not be unreasonably withheld or delayed (the “QIAGEN Auditor”) to audit or inspect those records of Natera within the preceding calendar year.  Such inspection will be conducted during Natera’s normal business hours at such place where such records are customarily kept, no more than once in any twelve (12) month period upon at least sixty (60) days prior written notice (other than for cause audits which can occur as frequently as there is cause therefor upon at least thirty (30) days prior written notice).  The QIAGEN Auditor will execute a reasonable written confidentiality agreement with Natera and will disclose to QIAGEN only the amount and accuracy of volume reported and associated amounts actually paid or otherwise payable under this Agreement and the specific details concerning any discrepancies.  The QIAGEN Auditor will send a copy of the report to Natera at the same time it is sent to QIAGEN.

7.8.2    In the event that the QIAGEN Auditor concludes that overpayments were made by QIAGEN for the period(s) under review, and Natera does not dispute this conclusion,  Natera shall repay the amount of such overpayments within thirty (30) days of the date the QIAGEN Auditor delivers its report to the parties so concluding that such overpayments were made.  The overpayments shall bear interest at the rate specified in Section 7.9.  The fees charged by the QIAGEN Auditor will be paid by QIAGEN unless the audit discloses an overpayment to Natera for the period(s) under review by more than five percent (5%) of the amount due, in which case Natera shall pay (or reimburse QIAGEN for) the reasonable fees and expenses charged by the QIAGEN Auditor.  In the event Natera disputes the conclusion of the QIAGEN Auditor, the Parties shall address the dispute in accordance with Section 15.8.

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7.9       Overdue Payments.  In the event that any payment due under this Agreement is not made when due, the amount due shall accrue interest beginning on the fifth (5th) day following the final date on which such payment was due, calculated at the annual rate equal to [*] reported in the Wall Street Journal for the due date, or, if lower, the maximum rate permitted by law, calculated from the due date until paid in full, but in no event shall interest for overdue payments exceed [*] annually.  Such payment when made shall be accompanied by all interest so accrued.  Said interest and the payment and acceptance thereof shall not negate or waive the right of either Party to any other remedy, legal or equitable, to which it may be entitled because of the delinquency of the payment.

8.         REPRESENTATIONS AND WARRANTIES

8.1        General.  Each of QIAGEN and Natera represents, warrants, covenants and agrees that, at all times during the Term, it (a) is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of organization, (b) is qualified or licensed to do business and in good standing in every jurisdiction where such qualification or licensing is required, (c) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, and the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action, (d) this Agreement has been duly executed and delivered by it, and (e) this Agreement constitutes the valid and binding obligations of it, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally, or general principles of equity.

8.2       Performance. Each Party represents, warrants and covenants to the other that it shall perform, and ensure that its third party contractors perform its obligations under this Agreement,  including, without limitation, the activities assigned to it under any Project Plans, diligently and in good scientific manner and in compliance with all applicable laws, rules or regulations including, but not limited to, applicable federal, state and local laws, rules, regulations and guidelines relating to the manufacturing, quality control, packaging, labeling, handling, shipping, importation, exportation, storage, promotion, sales, marketing and seeking reimbursement of Product, all applicable guidances and requirements of the [*] and other relevant Regulatory Authorities, [*] billing and referral requirements, the [*] and the [*] (collectively, “Applicable Laws”). It is the intention of the Parties that this Agreement be administered in accordance with the federal anti-kickback statute (Title 42, United States Code, Section 1320a-7b(b)).

8.3        Regulatory Compliance.  QIAGEN hereby represents, warrants and covenants that it has or will obtain all licenses, permits and certificates required by Applicable Laws and applicable guidances and requirements of the [*] and other relevant Regulatory Authorities for the supply, assembly, packaging and labeling of the Products.

8.4       Debarment.  Each Party represents, warrants and covenants that it has not, nor to its knowledge have any of its employees or agents working on the subject matter of this Agreement, ever been a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual, nor are they listed on the FDA’s Disqualified/Restricted List.  Each Party further represents, warrants and covenants that if, during the Term of this Agreement, it becomes, or to its knowledge, any of its employees or agents working on its behalf, become a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual, or added to FDA’s Disqualified/Restricted List, such Party (the “Debarred Party”) shall immediately notify the other

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Party, and the other Party shall have the right to immediately terminate this Agreement upon such notice or otherwise as soon as the other Party learns that the other Party is a Debarred Party.

For purposes of this Section 8.4, the following definitions shall apply:

8.4.1    A “Debarred Individual” is an individual who has been debarred pursuant to 21 U.S.C. § 335a (a) or (b).

8.4.2    “Debarred Entity” is a corporation, partnership or association that has been debarred pursuant to 21 U.S.C. § 335a (a) or (b).

8.4.3    An  “Excluded Individual” or “Excluded Entity” is: (i) an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and Human Services pursuant to section 1128 of the Social Security Act (42 U.S.C. § 1320a-7(b)); or (ii) is an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration (GSA).

8.4.4    A  “Convicted Individual” or “Convicted Entity” is an individual or entity, as applicable, who has been convicted of a criminal offense that falls within the ambit of 42 U.S.C. § 1320a – 7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible.

8.4.5    “FDA’s Disqualified/Restricted List” is the list of clinical investigators restricted from receiving investigational drugs, biologics or devices pursuant to 21 C.F.R. Part 312.70.

8.5        License.  Natera represents and warrants that it possesses all right, title, and interest necessary to grant the license granted in Section 2.2.

8.6        Disclaimer.

8.6.1    THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT ARE EXPRESSLY IN LIEU OF ANY AND ALL OTHER WARRANTIES AND EACH PARTY HEREBY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION (A) ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR (B) ANY IMPLIED WARRANTY THAT ANY USE OF THE GOODS OR SERVICES WILL NOT VIOLATE OR INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF THIRD PARTIES, WITH RESPECT TO THE GOODS OR SERVICES, OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT.

8.6.2    THE REPRESENTATIONS AND WARRANTIES OF EACH PARTY EXTEND ONLY TO THE OTHER PARTY.  NEITHER PARTY WILL BE LIABLE FOR ANY CLAIM OR DEMAND AGAINST SUCH OTHER PARTY BY A THIRD PARTY, EXCEPT TO THE EXTENT PROVIDED IN ARTICLES 12 AND 13.

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9.         RESTRICTION ON DAMAGES AND INSURANCE

9.1        No Consequential Damages.  EXCEPT FOR BREACH OF THE PROVISIONS WITH RESPECT TO INTELLECTUAL PROPERTY RIGHTS UNDER ARTICLE 10, A BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 11, OR ANY LIABILITY RESULTING FROM ANY WILLFUL MISCONDUCT BY A PARTY, AND EXCEPT AS OTHERWISE PROVIDED IN ARTICLES 12 AND 13 WITH RESPECT TO THIRD PARTY CLAIMS SUBJECT TO INDEMNIFICATION, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR LOST PROFITS OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY. THIS LIMITATION OF LIABILITY WILL APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR TORT, INCLUDING NEGLIGENCE AND INDEPENDENT OF ANY FAILURE OF ESSENTIAL PURPOSE OF THE LIMITED WARRANTY AND REMEDIES PROVIDED HEREUNDER.

9.2       Insurance. Each Party shall procure and maintain insurance, adequate to cover its obligations hereunder and which are consistent with normal business practices of prudent companies similarly situated at all times during which the Product or a Laboratory License is being commercially distributed or sold by or on behalf of QIAGEN, but in no case shall minimum limits be lower than the following:

1.   Product Liability (bodily injury arising from your product) $[*] per claim or occurrence and $[*] in the aggregate

2.   Medical Malpractice (bodily injury arising from course of care) $[*] per claim or occurrence and $[*] in the aggregate

3.   Workers Compensation: Statutory as applicable by law

4.   General Liability: $[*]  per claim or occurrence and $[*] in the aggregate

Insurers shall be of an AM Best rating of A-,VII or equivalent for non-US insurers.  It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations.  The insurance procured and maintained by each Party shall include commercial policies that provide coverage for claims of negligence by either respective Party or for liability arising from each of its respective Affiliates with respect to the Product in the Territory and includes coverage for defense costs.

10.       INTELLECTUAL PROPERTY

10.1      QIAGEN Intellectual Property.  Natera acknowledges and agrees that, as between QIAGEN and Natera: (i) QIAGEN (or its licensors) retains all Intellectual Property Rights used to create, embodied in, used in and otherwise relating to the Sequencing System and any documentation provided by QIAGEN hereunder or derivative works, modification or improvements thereof made by or on behalf of either Party; (ii) any and all Intellectual Property Rights in the Sequencing System, and any documentation provided by QIAGEN hereunder or derivative works, modification or improvements thereof, are the sole and exclusive property of QIAGEN or its licensors; (iii) Natera shall not acquire any ownership, license or other interest in any of QIAGEN’s Intellectual Property Rights under this Agreement, whether by implication, estoppel or otherwise, except as otherwise expressly granted herein; (iv) any goodwill derived from the use by Natera of QIAGEN’s Intellectual Property Rights inures to the benefit of QIAGEN or its licensors, as the case may be; (v) if Natera is ever deemed to own or have

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acquired any Intellectual Property Rights in or relating to any good (excluding any Product) purchased under this Agreement (including any rights in any trademarks, derivative works or patent improvements relating thereto), by operation of law, or otherwise, Natera hereby irrevocably assigns such rights and interest to QIAGEN or its licensors, as the case may be, without the need for QIAGEN to provide further consideration; and (vi) Natera shall use QIAGEN’s Intellectual Property Rights only in accordance with this Agreement and any other instructions of QIAGEN.

10.2      Natera Intellectual Property.  QIAGEN acknowledges and agrees that, as between QIAGEN and Natera: (i) Natera (or its licensors) retains all Intellectual Property Rights used to create, embodied in, used in and otherwise relating to the [*],  any bioinformatics as it relates directly to the [*] Interpretive Algorithm, and any documentation provided by Natera hereunder or derivative works, modification or improvements thereof made by or on behalf of either Party; (ii) any and all Intellectual Property Rights in the [*],  any bioinformatics as it relates directly to the [*] Interpretive Algorithm,  and any documentation provided by Natera hereunder or derivative works, modification or improvements thereof, are the sole and exclusive property of Natera or its licensors; (iii) QIAGEN shall not acquire any ownership, license or other interest in any of Natera’s Intellectual Property Rights under this Agreement, whether by implication, estoppel or otherwise, except as otherwise expressly granted herein; (iv) any goodwill derived from the use by QIAGEN of Natera’s Intellectual Property Rights inures to the benefit of Natera or its licensors, as the case may be; (v) if QIAGEN is ever deemed to own or have acquired any Intellectual Property Rights in or relating to the [*], or any bioinformatics as it relates directly to the [*] Interpretive Algorithm (including any rights in any trademarks, derivative works or patent improvements relating thereto), by operation of law, or otherwise, QIAGEN hereby irrevocably assigns such rights and interest to Natera or its licensors, as the case may be, without the need for Natera to provide further consideration; and (vi) QIAGEN shall use Natera’s Intellectual Property Rights only in accordance with this Agreement or other instructions of Natera.

10.3      QIAGEN Inventions.  Any Inventions that are: (a)  solely related to the Sequencing System and all of the components thereof; or (b)  made by QIAGEN (i) prior to or (ii) independent of the activities contemplated by this Agreement and not in conflict with or breach of this Agreement (“QIAGEN Inventions”) shall be owned solely by QIAGEN or its licensors. For clarity, the NIPT Kit excluding sequencing reagents shall be deemed not to be a component of the Sequencing System for the purposes of this Section 10.3. If Natera is ever deemed to own or have acquired any Intellectual Property Rights in or relating to any QIAGEN Inventions, by operation of law, or otherwise, Natera hereby irrevocably assigns such rights and interest to QIAGEN or its licensors, as the case may be, without the need for QIAGEN to provide further consideration.  All QIAGEN Inventions and any information with respect thereto shall be the Confidential Information of QIAGEN.

10.4      Natera Assistance.  Natera shall, upon QIAGEN’s request, execute such documents, including any and all applications, assignments or other instruments, give any testimony and take such other actions as QIAGEN deems necessary for QIAGEN to retain and obtain ownership of any Intellectual Property Rights assigned by Natera to QIAGEN pursuant to this Agreement and to apply for, secure, and maintain patent or other proprietary protection in the United States or any other country with respect to QIAGEN Inventions, provided that QIAGEN shall compensate Natera for its reasonable internal efforts and out of pocket costs and expenses associated with such actions.

10.5      Natera Inventions.  Any Inventions that are: (a) solely related to the [*], or any bioinformatics as it relates directly to the [*] Interpretive Algorithm; or (b) made by Natera (i)

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prior to or (ii) independent of the activities contemplated by this Agreement and not in conflict with or breach of this Agreement (“Natera Inventions”) shall be owned solely by Natera or its licensors.  If QIAGEN is ever deemed to own or have acquired any Intellectual Property Rights in or relating to any Natera Inventions, by operation of law, or otherwise, QIAGEN hereby irrevocably assigns such rights and interest to Natera or its licensors, as the case may be, without the need for Natera to provide further consideration.  All Natera Inventions and any information with respect thereto shall be the Confidential Information of Natera.

10.6      QIAGEN Assistance.  QIAGEN shall, upon Natera’s request, execute such documents, including any and all applications, assignments or other instruments, give any testimony and take such other actions as Natera deems necessary for Natera to retain and obtain ownership of any Intellectual Property Rights assigned by QIAGEN to Natera pursuant to this Agreement and to apply for, secure, and maintain patent or other proprietary protection in the United States or any other country with respect to Natera Inventions, provided that Natera shall compensate QIAGEN for its reasonable internal efforts and out of pocket costs and expenses associated with such actions.

10.7     Combination Inventions.  Any Invention that relates to both:  (a) the Sequencing System and (b) one, two or all three of the [*], the [*] Interpretive Algorithm and the [*] excluding sequencing reagents (“Combination Inventions”) shall be jointly owned by the Parties. QIAGEN hereby grants to Natera a co-exclusive (exclusive to Natera and QIAGEN), worldwide, perpetual, fully-paid-up, transferable and sublicensable right and license under QIAGEN’s joint interest in the Combination Inventions solely to make, have made, use, sell, offer for sale, import and export [*]. Natera hereby grants to QIAGEN a co-exclusive (exclusive to Natera and QIAGEN), worldwide, perpetual, fully-paid-up, transferable and sublicensable right and license under Natera’s joint interest in the Combination Inventions solely to make, have made, use, sell, offer for sale, import and export [*].  The licenses granted pursuant this Section 10.7 do not convey rights to any other intellectual property owned by the granting party, expressly, by implication or otherwise, even should such rights be required to practice the licensed Combination Invention(s).

10.8      Mutual Assistance.  QIAGEN and Natera shall cooperate to execute such documents, including any and all applications, assignments or other instruments, give any testimony and take such other actions necessary for each party to retain and obtain joint ownership of any Intellectual Property Rights pursuant to Section 10.7 and to apply for, secure, and maintain patent or other proprietary protection in the United States or any other country with respect to Combination Inventions, the Parties to share equally the costs and expenses associated with such actions.

10.9      Natera Noninterference.  Natera shall not: (i) take any action that may interfere with any of QIAGEN’s rights in or to QIAGEN’s Intellectual Property Rights in the Sequencing System, including QIAGEN’s ownership or exercise thereof; (ii) challenge any right, title or interest of QIAGEN in or to QIAGEN’s Intellectual Property Rights in the Sequencing System; (iii) make any claim or take any action adverse to QIAGEN’s ownership of QIAGEN’s Intellectual Property Rights in the Sequencing System; or (iv) engage in any action that tends to disparage, dilute the value of, or reflect negatively on the Product or any QIAGEN  trademark.

10.10    QIAGEN Noninterference.  QIAGEN shall not: (i) take any action that may interfere with any of Natera’s rights in or to Natera’s Intellectual Property Rights in the [*], or any [*] interpretive algorithm, including Natera’s ownership or exercise thereof; (ii) challenge any right, title or interest of Natera in or to Natera’s Intellectual Property Rights in the [*], or any [*]

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interpretive algorithm; (iii) make any claim or take any action adverse to Natera’s ownership of Natera’s Intellectual Property Rights in the [*], or any [*] interpretive algorithm; or (iv) engage in any action that tends to disparage, dilute the value of, or reflect negatively on the Product, the [*], any [*] interpretive algorithm, or any Natera  Trademark.

11.       CONFIDENTIALITY

11.1      Confidentiality Obligations.  Natera and QIAGEN each recognize that the Confidential Information of the other Party constitutes highly valuable and proprietary confidential information. Natera and QIAGEN each agrees that it will keep confidential, and will cause its employees, consultants and Affiliates to keep confidential, all of the Confidential Information of the other Party. Neither Natera nor QIAGEN nor any of their respective employees, consultants and Affiliates shall use the other Party’s Confidential Information for any purpose except, consistent with the previous sentence, to carry out its rights and obligations under this Agreement.  Neither Party shall disclose the existence or terms of this Agreement without the other party’s prior written consent.

11.2      Limited Disclosure of Confidential Information.  Natera and QIAGEN each agree that any disclosure of the Confidential Information to any of its employees, consultants or Affiliates shall be made only if and to the extent necessary to carry out its rights and responsibilities under this Agreement, shall be limited to the maximum extent possible consistent with such rights and responsibilities and shall only be made to persons who are bound by written confidentiality obligations (or professional ethics, in the case of attorneys) to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement. Natera and QIAGEN each agree not to disclose the Confidential Information to any other third parties under any circumstance without the prior written approval from the other Party, except as otherwise required by law, and except as otherwise expressly permitted by this Agreement.  Each Party shall take such action, and shall cause its Affiliates to take such action, to preserve the confidentiality of the Confidential Information as it would customarily take to preserve the confidentiality of its own confidential materials, and in no event, less than reasonable care.

11.3      Required Disclosure.  Notwithstanding the foregoing obligations of confidentiality, the Receiving Party may disclose Confidential Information to the extent required to be disclosed pursuant to court order or law; provided, however, that the Receiving Party shall first (if feasible) promptly notify the Disclosing Party of the Receiving Party’s intent to disclose, shall cooperate with the Disclosing Party at the Disclosing Party’s expense on reasonable measures to protect the confidentiality of the Disclosing Party’s Confidential Information (including by seeking, or allowing the Disclosing Party to seek, a protective order or other relief before the Receiving Party must disclose such Confidential Information), and shall only disclose such portion of the Confidential Information as is legally required, in the opinion of counsel, to be disclosed.

11.4     Equitable Relief.  The Parties understand and agree that this Article 11 is reasonable and necessary to protect the Parties’ respective business interests.  The Parties further agree that the other may suffer irreparable harm from a breach of this Article 11.  Thus, in addition to any other rights or remedies, all of which shall be deemed cumulative, a Party shall be entitled to pursue equitable relief, including, without limitation, an injunction and specific performance, to enforce the terms of this Article 11.  The Parties further agree that no bond or other security shall be required in obtaining such equitable relief.

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11.5      Survival.  The provisions of this Article 11 shall survive the expiration or other termination of this Agreement regardless of the cause of termination until such time as the information falls within one of the exceptions of Section 1.7.

12.       [*] INDEMNIFICATION

12.1     [*] Indemnification by Natera.  Natera (i) will, at its sole expense, defend any claim, action or proceeding brought or initiated by a third party (“Third Party Claim”) against QIAGEN or any its Affiliates, directors, stockholders, employees and agents (“QIAGEN Related Parties”) to the extent based on an allegation that [*] [*] the Territory [*] [*], including without limitation, [*] [*] [*] (“Covered Claims”), and (ii) will pay: (A) any final damage award entered by a court of competent jurisdiction against QIAGEN or any QIAGEN Related Party for a Covered Claim;  and (B) any amounts (including, without limitation, [*])  owing under any settlement agreement to which Natera has agreed to the extent such amounts are paid in settlement of such Covered Claim; provided that Natera’s obligation to defend QIAGEN and pay such amounts (x) shall not apply to [*] to the [*] [*] [*] [*] [*] by [*] alone or together with a third party without [*] [*] or to any [*] [*] [*] to the [*], each to the extent they lead to an [*] claim and (y) shall be further limited pursuant to Section 12.1.1; and (C) reasonable attorneys’ fees as specifically permitted under Section 12.3.

12.1.1  Natera’s obligations to defend and pay pursuant to Section 12.1 shall be limited to the [*] in which the Covered Claim is brought (the “Applicable Royalty Cap”), subject to the following:

(a)        [*]any such Covered Claims [*]or any [*]will be [*]either: (i) by [*] (or by [*]has paid), such that each of[*] [*]% of such [*]up to a cap of $[*] for each [*]; or (ii) if the [*]has been [*]in accordance with subsection (d), below, from the [*].  For clarity, [*]shall include counterclaims, excluding those counterclaims brought relating to a [*] [*]raised [*].  In the event the litigation concerns both [*]and other [*], then the [*] will only include the cost of defending the [*]calculated a pro rata basis taking into account the comparative significance of the[*]in relation to the other [*]in such litigation. QIAGEN and Natera will mutually agree on the pro rata amount or, if they are unable to do so, shall[*]mutually agreed upon [*]will be binding on both Parties.

(b)        After the Parties have each [*] [*]or, if the [*]has been [*], after the [*]is fully [*]will be responsible for all [*](including reimbursing [*]to the extent [*]incurred [*]because [*]failed to satisfy its obligations under [*]up to the [*]. After the [*]is reached in respect of the [*]relating to [*]in the relevant [*]will, at its cost, assume full responsibility for [*]; provided that [*].

(c)        For clarity, the [*] [*]under 12.1.1(a) (or the total amounts that [*]is required to [*]to the [*]pursuant to subsection (d), below, if applicable),  the amounts up to the [*]and the [*]from and to the extent of available [*]shall comprise [*]entire obligation and liability with respect to [*]

(d)        If at any point during the Term, as reported in [*]filed with the [*]the total of [*],  [*]shall promptly provide written notice to [*]and the Parties shall [*]In such case, each Party shall [*]to the [*]an amount equal to $[*] minus any amounts such Party has, up to that point,[*]and held in an [*]at a [*]selected by mutual agreement of the Parties in the [*]of both [*]The Parties shall mutually agree to an [*]and execute an [*], which shall take effect only in the event the [*]must be [*]as described in this subsection (d), within [*]of the Effective Date.  All

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[*]from the [*]holding the [*]shall require the signature of duly authorized representatives of [*]At the end of the Term, any [*]shall be [*]to QIAGEN and Natera.

12.2     [*] Indemnification by QIAGEN.  QIAGEN (i) will, at its sole expense, defend any Third Party Claim against Natera or any its Affiliates, directors, stockholders, employees and agents (“Natera Related Parties”) to the extent based on the allegation that the [*] [*] in the Territory [*] of a third party, including without limitation, [*] that are [*] [*] of any of the foregoing, and (ii) will pay: (A) any final damage award entered by a court of competent jurisdiction against Natera or any Natera Related Party in any action or proceeding to the extent based on an allegation that the [*], any [*] of any of the foregoing [*] a third party’s [*] in the Territory; and (B) any amounts owing under any settlement agreement to which QIAGEN has agreed to the extent such amounts are paid in settlement of such allegation; and (C) reasonable attorneys’ fees as specifically permitted under Section 12.3.

12.3     [*] Indemnification Procedures.  A Party seeking indemnification or reimbursement hereunder shall give the other Party prompt written notice of any such Third Party Claim (including a copy thereof) served upon it and shall fully cooperate with the indemnifying Party and its legal representatives in the investigation of any matter the subject of indemnification.  The indemnified Party shall have no right pursuant to this Section 12.3  to tender an appearance in the proceedings or to settle a Third Party Claim, which shall be under the control of the indemnifying Party, subject to the last sentence of this Section 12.3.  The indemnifying Party shall have full control over the defense of any Third Party Claim, including but not limited to, selection of counsel to tender appearance for the indemnifying Party and for the indemnified Party. The indemnified Party shall promptly sign any and all reasonably necessary documents for the selection of counsel, such as a joint defense agreement, and shall not unreasonably withhold its consent to conflict waivers.  The indemnified Party’s attorney’s fees shall be limited to those necessary for complying with the indemnifying Party’s requests for support that necessarily call for the use of the indemnified Party’s counsel (e.g., preparing a witness for deposition).  The Party seeking indemnification shall not unreasonably withhold its approval of the settlement of any claim, liability, or action (provided that it shall not be unreasonable for either Party to withhold its approval of a settlement that would require that Party to stop commercializing the [*] or would require a Party to admit fault or culpability), will cooperate with counsel of the indemnifying or reimbursing Party, and reserves the right to engage its own counsel to assist in the defense at its own expense.

12.4     [*] of a Third Party’s [*]

12.4.1  If a Third Party Claim, or threatened Third Party Claim, arises alleging that manufacture, use or sale of the [*] [*] a third party’s [*], Natera may, at its sole discretion: (a) [*] with such third party(ies) for such [*], or (b) [*] [*] to avoid [*] such [*].  [*] each Party has [*]of the [*], if applicable, has [*],  then, Natera must either [*] or [*] the [*] as contemplated in sub-clauses (a) and (b);  provided, that if (a) and (b) are [*], then Natera need not [*] [*] or [*] and may, at its discretion, [*] the Third Party Claim has been [*], subject to Section 14.5.3.  If  [*] the Product is [*] pursuant to an order by a court of final authority and from which no appeal can be made due to a Third Party Claim alleging that [*] of [*] [*] a third party’s [*], and Natera is unsuccessful at [*] or [*] [*] [*] such injunction, QIAGEN shall have the right to [*] this Agreement with respect to the [*] the Third Party Claim [*], in which case [*], except that for purposes of the [*] pursuant to [*] [*].  If Natera seeks to satisfy its obligations under this Section 12.4.1 by [*] the [*], QIAGEN must reasonably cooperate with Natera’s efforts to do so.

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12.4.2  If a Third Party Claim, or threatened Third Party Claim, arises alleging that [*] of the [*] [*] a third party’s [*], QIAGEN may, at its sole discretion, either: (a) [*] with such third party(ies) for such [*]; (b) [*] [*] [*] to avoid [*] such [*]. If (a) and (b) are [*],  then QIAGEN need not [*] [*] or [*] [*] and may, at its discretion, [*] the Third Party Claim has been [*], subject to Section 14.5.6.  If  [*] of the Product is [*] pursuant to an order by a court of final authority and from which no appeal can be made due to a Third Party Claim alleging that [*] of the [*] [*] a third party’s [*], and QIAGEN is unsuccessful at [*] or [*] the [*] [*] such injunction, Natera shall have the right to [*] this Agreement with repsect to the [*] the Third Party Claim [*], in which case Section 14.5.6  shall apply.

12.5     Statements Concerning [*].  Natera hereby represents and warrants that, to the best of its knowledge after reasonable due diligence, (i) all of Natera’s [*]relating to the [*] as it would be [*] [*], and (ii) all of Natera’s [*] [*] have been made [*]as to their [*]

12.6     Survival.  The indemnification obligations and assumptions of liabilities and obligations provided in this Article 12 shall continue in full force and effect notwithstanding termination of this Agreement, whether by expiration of time, by operation of law, or otherwise.

13.       GENERAL INDEMNIFICATION

13.1     General Indemnification by Natera.  Natera (i) will, at its sole expense, defend any Third Party Claim against any QIAGEN Related Party to the extent such Third Party Claim arises out of, or relates, directly or indirectly, to: (a) the gross negligence or willful misconduct of Natera in connection with the performance of its obligations under this Agreement;  (b) Natera’s material breach of any of its representations, warranties, covenants or obligations under this Agreement; or (c) the use, other than in accordance with its Intended Use, of Product purchased by Natera or its Affiliates hereunder (each of (a), (b), and (c), a “Natera Generally Indemnified Claim”), and (ii) will pay: (A) any final damage award entered by a court of competent jurisdiction against any QIAGEN Related Party for any Natera Generally Indemnified Claim; and (B) any amounts owing under any settlement agreement to which Natera has agreed to the extent such amounts are paid in settlement of such Natera Generally Indemnified Claim;  provided, that such obligation to  defend or pay shall not apply to the extent the Third Party Claim arises from (i) any modifications made to the [*] outside of the contemplated development tasks assigned to QIAGEN under the Project Plan by QIAGEN alone or together with a third party without agreement from Natera or to any [*], each to the extent they lead to an infringement claim or (ii) an event for which QIAGEN is obligated to indemnify Natera pursuant to Sections 12.2  or 13.2; and (C) reasonable attorneys’ fees as specifically permitted under Section 13.3.

13.2     General Indemnification by QIAGEN.  QIAGEN will (i) at its sole expense, defend any Third Party Claim against any Natera Related Party to the extent that such Third Party Claim arises out of, or relates, directly or indirectly to: (a) the gross negligence or willful misconduct of QIAGEN in connection with the performance of its obligations under this Agreement;  (b) the manufacture, use or sale of the Product or the Sequencing System, other than Third Party Claims covered by Section 12.2;  (c) QIAGEN’s material breach of any of its representations, warranties, covenants or obligations under this Agreement; or (d) (each of (a), (b), and (c), a “QIAGEN Generally Indemnified Claim”), and (ii) pay: (A) any final damage award entered by a court of competent jurisdiction against any Natera Related Party for any QIAGEN Generally Indemnified Claim; and (B) any amounts owing under any settlement agreement to which QIAGEN has agreed to the extent such amounts are paid in settlement of such QIAGEN Generally Indemnified Claim; provided, that such indemnity under (a), (b), and

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(c), above, shall not apply to the extent the Third Party Claim arises from an item for which Natera is obligated to indemnify QIAGEN pursuant to Section 12.1 or 13.1; and (C) reasonable attorneys’ fees as specifically permitted under Section 13.3.

13.3     General Indemnification Procedures.  A Party seeking defense or payment hereunder shall give the other Party prompt written notice of any such Third Party Claim (including a copy thereof) served upon it and shall fully cooperate with the indemnifying Party and its legal representatives in the investigation of any matter the subject of indemnification.  The indemnified Party shall have no right pursuant to this Section 13.3 to tender an appearance in the proceedings or to settle a Third Party Claim, which shall be under the control of the indemnifying Party, subject to the last sentence of this Section 13.3.  The indemnifying Party shall have full control over the proceedings, including but not limited to, selection of counsel to tender appearance for the indemnifying Party and for the indemnified Party.  The indemnified Party shall promptly sign any and all reasonably necessary documents for the selection of counsel, such as a joint defense agreement, and shall not unreasonably withhold its consent to conflict waivers.  The indemnified Party’s attorney’s fees shall be limited to those necessary for complying with the indemnifying Party’s requests for support that necessarily call for the use of the indemnified Party’s counsel (e.g., preparing a witness for deposition).  The Party seeking indemnification shall not unreasonably withhold its approval of the settlement of any claim, liability, or action (provided that it shall not be unreasonable for either Party to withhold its approval of a settlement that would require that Party to stop commercializing its respective products or would require the indemnified Party to pay money or to admit fault or culpability), will cooperate with counsel of the indemnifying or reimbursing Party, and reserves the right to engage its own counsel to assist in the defense at its own expense.

13.4     Survival.  The general indemnification obligations and assumptions of liabilities and obligations provided in this Article 13 shall continue in full force and effect notwithstanding termination of this Agreement, whether by expiration of time, by operation of law, or otherwise.

14.       TERM; TERMINATION

14.1     Term.  This Agreement becomes effective as of the Effective Date and shall remain in full force and effect for ten (10) years, unless sooner terminated pursuant to this Agreement (the “Term”). This Agreement may be extended for additional period(s) of time by a written instrument signed by authorized representatives of both Parties.  Commencing [*] [*], the Parties agree to negotiate in good faith whether to extend the Agreement beyond the original Term.

14.2     Termination for Breach.  In the event that either Party materially breaches any term of this Agreement and has failed to remedy such material breach (if capable of being remedied) [*] days after written notice of such breach has been given by the non-breaching Party, then the non-breaching Party shall have the right to terminate this Agreement by giving written notice to the Party in breach, which termination shall take effect without further action.

14.3     Termination Based on [*].  Either Party may terminate the Agreement  over [*].  A termination [*] solely as to [*] in which a [*] has been [*], but not of the [*] or as to all of the [*] in the Territory, shall not be considered a termination of the Agreement pursuant to this Section 14.3.

14.4     Termination Following Change of Control.  Each Party will have the ability to terminate the agreement upon [*] prior written notice to the respective Party, at any time after

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the approval of the Product by the [*], in the event of a Change of Control of the terminating Party.

14.5     Effect of Termination.

14.5.1  Upon expiration or termination of this Agreement for any reason: (a) the licenses granted under Section 2.2.1 and 6.4.2 shall immediately terminate except (i) the [*], but no other terms of this Agreement other than those that survive pursuant to 14.6, shall survive any expiration of this Agreement or any termination of this Agreement by QIAGEN pursuant to Section 14.2 or by Natera pursuant to Section 14.3 for up to [*] for the sole purpose of enabling any QIAGEN customers that are [*] [*]; provided that, notwithstanding anything to the contrary herein, in the case of termination by Natera pursuant to Section 14.3, Natera shall, in no case, have any liability to QIAGEN, QIAGEN Related Parties or QIAGEN customers for any sales or use of Product or other activity [*], and (ii) as otherwise specified below; (b) each Party shall, except as otherwise provided in this Agreement, return or destroy all Confidential Information of the other Party; provided, that each Party may retain one copy in its archived storage  solely for the limited purpose of verifying compliance with the terms of this Agreement; and (c) the terms of Section 7.3.1 shall apply.

14.5.2  In the event Natera terminates this Agreement [*] pursuant to Section 14.3 or 14.4, (a) Natera will [*]; and (b)  Natera will [*] the following [*]:

$[*] [*]

Where:

A = the number of years, including partial years, remaining in the original Term on the date of termination; and

B = the number of years, including partial years, that were remaining in the original Term on [*].

As an example, if the [*] occurs at the very beginning of year four (4) of the Term (so there were exactly [*] on the date of [*]), and Natera terminates the Agreement pursuant to this Section 14.5.2 at the very beginning of year six (6) of the Term (so there are exactly [*] on the date of termination),  Natera will [*] to $[*] [*] or $[*].

14.5.3  In the event Natera terminates this Agreement pursuant to Section 12.4  [*]the Agreement shall [*](b) QIAGEN may elect to [*](and rights under [*]for the reminder of the [*]in the [*]by providing written notice to Natera thereof;  provided that, (i) Natera’s [*]1 shall no longer apply with respect to [*]); and (ii) QIAGEN’s [*]and shall no longer apply with respect to[*]); (c) the terms of [*]shall apply, except the payments by [*], and the[*],  shall only be [*]detailed in the next sentence, depending on which [*]have been [*];  provided that the [*]under this Section 14.5.3 shall in no event be less than the lesser of: (i) the[*], and, in addition, Natera shall [*] [*] such lesser amount; and (d) QIAGEN’s[*]and any [*], if agreed, shall be [*](i) according to the proportions in the following sentence; (ii) based on what [*] of the [*]for the adjustment to the [*]; and (iii) based on what month of the year such [*] for the adjustment to any [*]The proportions used for the calculation in subsections (c) and (d), which shall [*]shall be: [*] if the [*] [*] [*] [*] [*] [*]

14.5.4  In the event Natera terminates this Agreement pursuant to Section 14.2, QIAGEN shall be entitled to the return of the lesser of: (a) the remaining uncredited amounts of the Prepaid Royalties; and (b) [*] but shall not be entitled to a return of any Upfront License

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Fee or any other uncredited portions of the Prepaid Royalties (or any other payments from Natera), and, (i) if the termination occurs within the first [*] following the Effective Date, QIAGEN shall pay Natera $[*], or (ii) if the termination occurs after the first [*] following the Effective Date, QIAGEN shall pay to Natera the amounts [*].

14.5.5  In the event QIAGEN terminates this Agreement as a whole pursuant to Section 14.3: (a) QIAGEN shall be entitled to the return of the lesser of: (a) the [*]; and (b) [*] but shall not be entitled to a [*] or any other [*] (or any other payments from Natera), (b) at QIAGEN’s election by providing written notice to Natera,  either (i) [*] [*] [*] [*]; or (ii) [*] [*] [*], and, (c) QIAGEN shall, to the extent not prohibited by Applicable Laws or enjoined by a court of competent jurisdiction,  continue to support those customers who were purchasing Product at the time of such termination for at least [*] following termination.

14.5.6  In the event QIAGEN terminates this Agreement pursuant to Section [*] within the [*] but not the [*],  then: (a) QIAGEN shall not be entitled to the [*] or any other [*] (or any other payments from Natera); (b) Natera’s obligations of [*] shall no longer apply with respect to [*];  and (c) QIAGEN’s obligations of [*] shall continue through the end of the [*] with respect to such [*].

14.5.7  In the event QIAGEN terminates this Agreement pursuant to Section 14.4, (a) QIAGEN shall be entitled to the return of the lesser of: (a) the remaining uncredited amounts of the Prepaid Royalties; and (b) [*] but shall not be entitled to a return of any Upfront License Fee or any other uncredited portions of the Prepaid Royalties (or any other payments from Natera), (b) QIAGEN shall pay to Natera $[*], and (c) QIAGEN shall maintain [*] in the Territory [*] of termination solely for the purposes of developing and commercializing the Product.

14.5.8  In the event QIAGEN terminates this Agreement pursuant to Section 14.2: (a) Natera will return to QIAGEN an amount equal to any uncredited portion of the Prepaid Royalties; and (b)  Natera will pay to QIAGEN an early termination fee calculated as described in Section 14.5.2.

14.6     Surviving Provisions.  Termination of this Agreement for any reason shall be without prejudice to rights which expressly survive termination in accordance with the terms of this Agreement, including without limitation, the rights and obligations of the Parties provided in Articles 1 (Definitions) (to the extent necessary to give effect to other surviving provisions), 9 (Restriction on Damages and Insurance), 11 (Confidentiality), 12 (Intellectual Property Indemnification), 13 (General Indemnification), and 15 (General Provisions) (to the extent necessary to give effect to other surviving provisions), and Sections 2.5 (Sales of Product by Customers) (only to the extent there are customers with remaining Product inventory), 5.5 (Correspondence from Regulatory Authorities), 5.6 (Governmental Authority Inspections), 5.7 (Product Withdrawals and Recalls), 6.7 (Protection of Patient Information), 7.7 (Natera Audit Rights), 7.8 (QIAGEN Audit Rights), 7.9 (Overdue Payments), 8.3 (Regulatory Compliance), 8.6 (Disclaimer), 10.1–10.8 (Intellectual Property), 14.5 (Effect of Termination), and 14.6 (Surviving Provisions), and all Exhibits (to the extent necessary to give effect to other surviving provisions), which shall survive such termination.

15.       GENERAL PROVISIONS.

15.1     Non-Discrimination.  Neither Natera nor QIAGEN shall discriminate in the performance of this Agreement because of race, color, sex, sexual orientation, age, religion,

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handicap, marital status, or national origin in violation of any applicable federal, state, or local law or regulation.

15.2     Entire Agreement.  This Agreement, including any attachments, exhibits or schedules hereto or delivered herewith, represent the entire agreement between the Parties with respect to the subject matter hereof;  provided that the [*] shall remain in full force and effect in accordance with its terms. No amendment or modification of the terms of this Agreement shall be binding on either Party unless in writing and signed on behalf of each Party.

15.3     Binding Effect; Assignment.

15.3.1  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

15.3.2  This Agreement shall not be assignable by Natera without QIAGEN’s prior written consent; except that Natera may assign this Agreement, without the prior consent of QIAGEN, to an Affiliate or to the successor to all or substantially all of the assets or stock of Natera, or of the portion of Natera’s business relating to the Product, as long as the successor or surviving entity in such transaction agrees to be bound, in writing, by the terms and provisions of this Agreement, subject to Section 14.4, and written notice of such assignment is provided to QIAGEN prior to consummation of the transaction.

15.3.3  This Agreement shall not be assignable by QIAGEN without Natera’s prior written consent, except that QIAGEN may assign this Agreement, without the prior consent of Natera, to an Affiliate or to the successor to all or substantially all of the assets or stock of QIAGEN, or of the portion of QIAGEN’s business relating to the Product, as long as the successor or surviving entity in such transaction agrees to be bound, in writing, by the terms and provisions of this Agreement, and written notice of such assignment is provided to Natera prior to consummation of the transaction.

15.4     Waiver.  The waiver by a Party hereto of any breach of or default under any of the provisions of this Agreement shall not be effective unless in writing and the failure of a Party to enforce any of the provisions of this Agreement or to exercise any right there under shall not be construed as a waiver of such right.

15.5     Severability.  If any part of this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective only to the extent of such invalidity or unenforceability, without in any way affecting the remaining parts of this Agreement. In addition, the part that is ineffective shall be reformed in a mutually agreeable manner so as to as most closely approximate, to the extent possible, the intent of the Parties hereto.

15.6     Force Majeure.  The timely performance of either Party will be excused, except any obligations to pay any amounts then owed to the other Party hereunder, and shall not constitute a breach or grounds for termination or prejudice of any rights hereunder if such failure or delay is due to natural disasters or any causes beyond the reasonable control of QIAGEN or Natera including any civil commotion or strike for which the Party affected is not grossly negligent.  In the event of such force majeure event, the Party affected thereby shall (a) promptly provide written notice of such delay and the reason therefore to the other Party and (b) use its reasonable efforts to limit or resolve the cause of the force majeure, and shall resume performance immediately after the cause of the delay is removed.  If such failure shall continue

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for a period of more than [*], the other Party may terminate this Agreement upon written notice to the Party affected.

15.7     Independent Contractors.  The Parties hereto are independent contractors and nothing in this Agreement will constitute the Parties to be partners, nor constitute one Party the agent of the other Party, nor constitute the relationship to be a joint venture. Neither Party shall have, or shall represent that it has, the authority or power to act for or to undertake or create any obligation or responsibility, express or implied, on behalf of, or in the name of the other Party.

15.8     Governing Law and Arbitration.

15.8.1  This Agreement and any claims, disputes or causes of action relating to or arising out of this Agreement shall be construed in accordance with and governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof. All claims under this Agreement which cannot be amicably settled shall be submitted to binding arbitration as set forth below.

15.8.2  Prior to arbitration, the Parties shall seek informal resolution of disputes.  The process shall be initiated with written notice of one Party to the other, describing the dispute with reasonable particularity.  The other Party shall respond within ten (10) calendar days.  Each Party shall promptly designate an executive with requisite authority to resolve the dispute, and the first meeting shall occur within 10 calendar days from the response described above.  If the dispute is not resolved within 10 calendar days of the first meeting, either Party may proceed to arbitration as set forth below.

15.8.3  The Parties agree that any claim or dispute between them, and any claim by either of Party against any agent, employee, successor, or assign of the other, related to this Agreement, including any dispute as to the validity or applicability of this arbitration clause, shall be resolved by binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, except where those rules are intentionally varied by the Parties herein or pursuant to mutual agreement.  The Parties expressly agree that the arbitration shall be conducted in New York, NY, in the English language, and with New York law governing this Agreement.  The prevailing Party shall be entitled to a reimbursement of all of its reasonable attorney fees and arbitration costs by the other Party. The arbitration award shall be final.

15.8.4  The Parties enter into this arbitration agreement in connection with a transaction involving interstate commerce.  Accordingly, this arbitration agreement, and any proceedings thereunder, shall be governed by the Federal Arbitration Act (“FAA”) 9 U.S.C.  §§ 1-16.  Any award by the arbitrator may be entered as a judgment in any court having jurisdiction.

15.8.5  Nothing in this Section 15.8 shall prevent a Party from seeking interim injunctive or other equitable relief in any court of competent jurisdiction to preserve the status quo or to prevent irreparable harm pending resolution of any dispute.

15.9     SEC Filings.  To the extent a Party believes in its reasonable judgment and pursuant to advice from legal counsel that it is required to disclose the terms of this Agreement or an individual Project Schedule in a filing with the Securities and Exchange Commission (“SEC”) or any similar governmental body, the Party intending to make such disclosure shall: (i)

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as promptly as reasonably practicable, and no less than [*] in advance, provide the other Party with prior notice of the intended disclosure to the SEC and a draft of the intended disclosure for the other Party’s review and comment; (ii) incorporate the other Party’s reasonable requests to modify the draft disclosure (including without limitation, redactions of that Party’s Confidential Information); (iii) as promptly as reasonably practicable, provide the other Party with a copy of the relevant portions of any SEC comment letter or other written communication that expresses an objection by the SEC staff to any redaction or omission of information about, or specific terms or provisions of, the Agreement or exhibit or annex hereto from such filing, and (iv) before publicly disclosing such information or restoring the redacted terms or provisions in the disclosure, incorporate the other Party’s timely and reasonable requests to modify the draft disclosure (including without limitation, revised redacted terms or provisions in the disclosure) unless the Party believes in its reasonable judgment and pursuant to advice from legal counsel that any SEC comment letter or other written communication pursuant to clause (iii) or applicable law or regulation requires such disclosure.

15.10   Counterparts and Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which will together be deemed to constitute one agreement.  The Parties agree that the execution of this Agreement by exchanging pdf signatures, and/or by industry standard electronic signature software, shall have the same legal force and effect as the exchange of original signatures.  In any proceeding arising under or relating to this Agreement, each Party hereby waives any right to raise any defense or waiver based upon execution of this Agreement by means of such electronic signatures or maintenance of the executed agreement electronically.

15.11   Interpretation. The headings and captions of the articles and sections of this Agreement shall be for convenience only.  This Agreement shall be construed as if both Parties drafted it jointly, and shall not be construed against either Party as principal drafter.  The words “include”, “includes” and “including” (and words of similar meaning) shall be deemed to be followed by the phrase “without limitation”.  The words “will” and “shall” shall be understood to have the same meaning. The singular includes the plural, and vice versa, except with regards to the definitions of Party and Parties. A statute or other law includes regulations and other instrument under it and consolidations, amendments, re-enactments or replacements of any of them.

15.12    Press Release.  Upon agreement of the Parties as to timing and content, the Parties shall issue a press release announcing the high-level terms of this Agreement.  Otherwise, neither Party shall make (or have made on its behalf) any oral or written release of any statement, information, advertisement or publicity in connection with this Agreement which uses the other Party’s name, symbols, or trademarks without the other Party's prior written approval, unless such statement or information is required by Applicable Laws or the rules or standards of a security exchange.

15.13    Rights in Bankruptcy.  The Parties acknowledge and agree that all licenses granted under or pursuant to this Agreement, including without limitation, the licenses granted under Sections 2.2.1, 6.4.2 and 10.7, and all other rights granted under or pursuant to this Agreement are and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) (or analogous foreign provisions), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code (or analogous foreign provisions), and that this Agreement is an executory contract governed by Section 365(n) of the Bankruptcy Code (or analogous foreign provisions) in the event that a bankruptcy proceeding is commenced involving either Party.  Each Party

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shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property of the bankrupt Party, which, if not already in the non-bankrupt Party’s possession, shall be promptly delivered to it (i) upon the commencement of a bankruptcy proceeding involving the bankrupt Party upon the non-bankrupt Party’s written request therefor, unless the bankrupt Party elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under clause (i) above, following the rejection of this Agreement by the bankrupt Party upon written request therefor by the non-bankrupt Party.  As the licensee of such rights hereunder, the non-bankrupt Party shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.  The foregoing provisions of this Section 15.13 are without prejudice to any rights the Parties may have arising under the Bankruptcy Code or other Applicable Laws.

15.14   Notices.  Any notices and other communications provided for in this Agreement to be made by either of the Parties to the other Party shall be in writing and shall be deemed given if delivered personally, sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to QIAGEN:

QIAGEN Legal Department

19300 Germantown Road

Germantown, MD 20874

If to Natera:

General Counsel

Natera, Inc.

201 Industrial Road, Suite 410

San Carlos, CA 94070

Any such communication will be deemed to have been given (i) when delivered, if personally delivered on a business day, (ii) on the third business day after dispatch, if sent by nationally-recognized overnight courier, and (iii) on the seventh business day following the date of mailing, if sent by mail, return receipt requested. It is understood and agreed that this Section 15.14 is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement and the Project Plan.

[Signature page to follow]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

QIAGEN LLC

By:	/s/ Peer Schatz
Name: Peer Schatz
Title:

Natera, Inc.

By:	/s/ Matthew Rabinowitz
Name: Matthew Rabinowitz
Title: CEO

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EXHIBIT A

Technical Performance Standards

[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

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EXHIBIT B

COGs and Cost Performance Standard

The components of Natera’s COGs Based on Sequencing Performance are as follows:

[*]

The Cost Performance Standard shall be calculated at any given time as follows:

1.   Natera will notify QIAGEN of its proposed plan for making a comparison for purposes of the Cost Performance Standard for QIAGEN’s review.

2.   QIAGEN will provide timely comments to Natera’s proposed plan, which Natera shall reasonably consider.

3.   [*] will [*] [*] on the [*] and track the following measures: [*].

4.   Roughly in parallel with step 3, [*] will also [*] and track the following measures: [*].

5.   [*] will make a written report reflecting the results of steps 3 and 4, which shall include all underlying data and assumptions, and will provide such report to [*] for review.

6.   The Parties will attempt to resolve any questions or disputes arising from the calculation in good faith.  If the Parties are unable to resolve a dispute regarding the calculation, or if [*] is not able to [*] to such calculation because of [*], the Parties shall submit the [*] to a mutually-agreed independent third-party laboratory that agrees to any required confidentiality obligations.

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EXHIBIT C

NATERA COMPETITORS

[*] and their Affiliates

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EXHIBIT D

PROJECT PLAN

[*]

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EXHIBIT E

Estimated Sales Targets

Year following Commercial Launch	Total Volume of Tests for Base Case
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

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EXHIBIT F

QUALITY AGREEMENT

This Quality Agreement (this "Quality Agreement") is entered by and between Natera, Inc. and QIAGEN LLC as an exhibit to the License, Development and Distribution Agreement (the “Master Agreement”) for the Product.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the Parties covenant and agree as follows:

1.         [*]

[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]
[*]
[*]

A.   [*]

[*]	[*]	[*]
[*]	[*]
[*]	[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

B.   [*]

[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]

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[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

IN WITNESS WHEREOF, the Parties hereto have caused this Quality Agreement to be executed by their duly authorized representatives as of the Effective Date of the master agreement.

QIAGEN LLC

By:	/s/ Peer Schatz
Name: Peer Schatz
Title:

Natera, Inc.

By:	/s/ Michelle Roeding
Name: Michelle Roeding
Title: Director Regulatory Affairs & Quality

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EXHIBIT G

NATERA TRADEMARKS

and

TRADEMARK USAGE GUIDELINES

[*]

The Trademark Usage Guideliness shall be added by mutual agreement of the Parties.

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EXHIBIT H

NATERA PRODUCT PURCHASE PRICE

For all orders by Natera to purchase the Product, Natera shall [*]

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EXHIBIT I

INTENTIONALLY OMITTED

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EXHIBIT J

EXCLUSIVITY TECHNICAL PERFORMANCE STANDARD METRICS

[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

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EXHIBIT K

To be discussed and added by the Parties prior to the end of [*].

[END OF DOCUMENT]

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